As filed with the Securities and Exchange Commission on May 9, 2006
            An Exhibit List can be found on page II-4. Registration No.
            [________]


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                           SAFETEK INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

        DELAWARE                           2834                  75-2226896
(State or other Jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
of Incorporation or             Classification Code Number)  Identification No.)
Organization)

                                 23 Aminadav St.
                             TEL AVIV, ISRAEL 67898
                                (972) 3-561-3468
   (Address and telephone number of principal executive offices and principal place of business)

                         Amnon Presler, Chief Executive Officer
                           SAFETEK INTERNATIONAL, INC.
                                 23 Aminadav St.
                             Tel Aviv, Israel 67898
                                (972) 3-561-3468
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Yoel Goldfeder, Esq.
                       Sichenzia Ross Friedman Ference Llp
                     1065 Avenue of the Americas, 21St Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.


If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
---------

                         CALCULATION OF REGISTRATION FEE

   TITLE OF EACH CLASS OF       NUMBER OF SHARES           PROPOSED              PROPOSED          AMOUNT OF
 SECURITIES TO BE REGISTERED   TO BE REGISTERED(1)          MAXIMUM              MAXIMUM       REGISTRATION FEE
                                                           OFFERING             AGGREGATE
                                                           PER PRICE         OFFERING PRICE
                                                             SHARE
   Common stock, $0.0001 par            36,014,406(2)   $        0.1325(3)   $  4,771,908.80   $         510.59
         value issuable upon
      conversion of Callable
   Secured Convertible Notes

   Common Stock, $0.0001 par             2,000,000(4)   $          0.30      $    600,000.00   $          64.20
value issuable upon exercise
                 of Warrants

                       Total            38,014,406                           $  5,371,908.80   $         574.79

(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of callable secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the callable secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 1, 2006, which was $0.1325 per share.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.30 per share to account for antidilution and price protection adjustments.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED MAY 9, 2006


                           SAFETEK INTERNATIONAL, INC.
                              38,014,406 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholders of up to 38,014,406 shares of our common stock, including up to 36,014,406 shares of common stock underlying secured convertible notes in a principal amount of $750,000 and up to 2,000,000 issuable upon the exercise of common stock purchase warrants. The secured convertible notes are convertible into our common stock at the lower of $0.15 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "SFIN.ob". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on May 1, 2006, was $0.15

         INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is _________, 2006.

         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Safetek International, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS
PROSPECTUS SUMMARY.............................................................6
RISK FACTORS...................................................................9
USE OF PROCEEDS...............................................................16
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND PLAN OF OPERATIONS......................................................18
BUSINESS......................................................................25
EMPLOYEES.....................................................................29
DESCRIPTION OF PROPERTIES.....................................................29
LEGAL PROCEEDINGS.............................................................29
MANAGEMENT....................................................................30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................35
DESCRIPTION OF SECURITIES TO BE REGISTERED....................................36
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES................................36
PLAN OF DISTRIBUTION..........................................................36
PENNY STOCK ..................................................................38
SELLING STOCKHOLDERS..........................................................38
LEGAL MATTERS.................................................................42
EXPERTS.......................................................................42
AVAILABLE INFORMATION.........................................................42
INDEX TO FINANCIAL STATEMENTS.................................................43

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                           SAFETEK INTERNATIONAL, INC.

         Since April 15, 2005, we have been focusing on screening new technologies in the life sciences and health care fields. On May 17, 2005, we established an wholly owned subsidiary, organized under the laws of the State of Israel, called Oriens Life Sciences Ltd., to serve as a platform for us to screen the Israeli life sciences and health care industry and identify, analyze, and acquire or invest in technologies in this field.

         We are in the process of organizing in order to commence our business activities, particularly to invest our efforts in executing the term sheets that were signed. Also, we are raising funds in order to ensure that we have the capabilities to exercise the potential term sheets/agreements and utilizing the funds we will raise.

         For the year ended December 31, 2005 we generated $0 revenue and a net loss of $2,928,819. As a result of recurring net operating losses, Sherb & Co., LLP, in their report dated April 14, 2006, has expressed substantial doubt about our ability to continue as going concern.

         Our principal offices are located at 23 Aminadav St., Tel Aviv, Israel 67898, and our telephone number is (972) 3-561-3468. We are a Delaware corporation.

The Offering

Common stock  offered by selling  stockholders...............  Up to  38,014,406 shares, including the following:

                                    -           up  to   38,014,406   shares  of
                                                common stock underlying  secured
                                                convertible    notes    in   the
                                                principal   amount  of  $750,000
                                                (includes a good faith  estimate
                                                of  the  shares  underlying  the
                                                callable   secured   convertible
                                                notes  to  account   for  market
                                                fluctuations   antidilution  and
                                                price  protection   adjustments,
                                                respectively), and

                                    -           up to 2,000,000 shares of common
                                                stock issuable upon the exercise
                                                of   common    stock    purchase
                                                warrants at an exercise price of
                                                $0.30 per share (includes a good
                                                faith  estimate  of  the  shares
                                                underlying  warrants  to account
                                                for   antidilution   and   price
                                                protection adjustments).


                                                This number represents
                                                approximately 63.2% of our
                                                current outstanding stock.

Common  stock  to  be  outstanding  after  the  offering.................  Up to
98,153,329 shares.

Use of proceeds.............................   ...................   We will not

                                                receive  any  proceeds  from the
                                                sale   of  the   common   stock.
                                                However,  we  will  receive  the
                                                sale price of any  common  stock
                                                we   sell    to   the    selling
                                                stockholder upon exercise of the
                                                warrants.  We  expect to use the
                                                proceeds   received   from   the
                                                exercise  of  the  warrants,  if
                                                any, for general working capital
                                                purposes.  However,  the selling
                                                stockholders will be entitled to
                                                exercise   the   warrants  on  a
                                                cashless  basis if the shares of
                                                common  stock   underlying   the
                                                warrants are not then registered
                                                pursuant    to   an    effective
                                                registration  statement.  In the
                                                event    that    the     selling
                                                stockholder     exercises    the
                                                warrants  on a  cashless  basis,
                                                then we  will  not  receive  any
                                                proceeds.  In addition,  we have
                                                received   gross   proceeds   of
                                                $250,000  from  the  sale of the
                                                secured  convertible  notes  and
                                                the  investors  are obligated to
                                                provide  us with  an  additional
                                                $250,000 within five days of the
                                                filing   of  this   registration
                                                statement   and  an   additional
                                                $250,000  within  five  days  of
                                                this   registration    statement
                                                being  declared  effective.  The
                                                proceeds  received from the sale
                                                of    the    callable    secured
                                                convertible  notes  will be used
                                                for     business     development
                                                purposes, working capital needs,
                                                payment of consulting  and legal
                                                fees and borrowing repayment.

Over-The-Counter Bulletin Board Symbol............................ SFIN.ob


         The above information regarding common stock to be outstanding after the offering is based on 60,138,923 shares of common stock outstanding as of May 1, 2006 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on November 18, 2005 for the sale of (i) $750,000 in callable secured convertible notes and
(ii) stock purchase warrants to buy 1,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants. We sold to the investors $250,000 in callable secured convertible notes on November 18, 2005, an additional $250,000 in callable secured convertible notes is expected to be sold within five business days of the filing of this registration statement and an additional $250,000 in callable secured convertible notes is expected to be sold following this registration statement being declared effective.

         The callable secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.15 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of May 1, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.0833 and, therefore, the conversion price for the secured convertible notes was $0.042. Based on this conversion price, the $750,000 callable secured convertible notes, excluding interest, were convertible into 18,007,203 shares of our common stock.

         We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.15 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.30 per share. In addition, the exercise price of the warrants is adjusted in the event we issue common stock at a price below market.

         The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

         See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the callable secured convertible notes.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         In their report dated April 14, 2006, Sherb & Co., LLP stated that our financial statements for the year ended December 31, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of our recurring net operating losses from operations and our working capital deficiency.

WE ARE IN THE DEVELOPMENTAL STAGE AND HAVE NOT YET ACQUIRED ANY RIGHTS TO DEVELOP OR COMMERCIALIZE ANY TECHNOLOGIES.

         We are just commencing our research and development activity. We are in a middle of due diligence processes and negotiations on signing definitive agreements to purchase or license technologies. There is a high risk level that the due diligence process will fail, or the negotiations on signing definitive agreement will not succeed.

AT PRESENT OUR SUCCESS DEPENDS ON OUR ABILITY TO PURCHASE TECHNOLOGIES.

          Many companies have more access to technologies than we do and the ability to offer better compensation and scientific support, to form collaborations with large, established companies to support research, development and commercialization research and development products than us. Accordingly, there is no assurance that we will be successful in signing definitive agreements to purchase technologies or to exercise the agreements it already signed.

WE HAVE NO OPERATING HISTORY.

         Our future operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of operating history and we are considered in a development stage. No assurance can be given that we may be able to operate on a profitable basis.

THERE IS NO ASSURANCE THAT OUR FUTURE RESEARCH AND DEVELOPMENT PLANS WILL COMMENCE AND THERE IS NO ASSURANCE THAT OUR FUTURE RESEARCH AND DEVELOPMENT PLANS WILL SUCCEED.

         We have not yet started our research and developments plans. There is no assurance that we will succeed in establishing our research and development plans and conducting its business operation. Our future operations will be subject to obtaining sufficient science support, qualified and experienced employees and success in the efficient organizing of our operations. The success in operating our future research and development plans is substantially uncertain. All the technologies that we are considering to purchase or license are in very early stages of development. There are a lot of potential risks and uncertainties regarding proving their scientific and technological capabilities, as well as commercializing the technologies.

COMPETITION IN ALL THE FIELDS THAT WE SIGNED TERM SHEETS OR AGREEMENTS ARE INTENSE AND DEVELOPMENTS BY OTHER COMPANIES COULD RENDER OUR PRODUCTS OR TECHNOLOGIES NON-COMPETITIVE.

         The biotechnology industry is highly competitive and subject to significant and rapid technological change. Developments by other companies within the industry could render our future research and development or technologies non-competitive. Some of the research and development by these companies may be more effective or have an entirely different approach or means of accomplishing the desired effect than our future development. We expect technological competition from biotechnology companies and academic research institutions to increase over time.

         Many competitors and potential competitors have substantially greater product development capabilities and financial, scientific, marketing and human resources than we do. Our competitors may succeed in developing products earlier and obtaining regulatory approvals and patent protection for such products more rapidly than we can.

OUR SUCCESS DEPENDS ON OUR ABILITY TO PROTECT OUR PROPRIETARY RIGHTS AND OPERATE WITHOUT INFRINGING UPON THE PROPRIETARY RIGHTS OF OTHERS.

         We plan to protect our future technology by patent rights. Patent rights, in the biotechnology area, are generally uncertain and involve complex legal and factual questions. We do not know whether any of our future patent applications will result in the issuance of any patents. Even issued patents may be challenged, invalidated or circumvented. Patents may not provide a competitive advantage or afford protection against competitors with similar technology. Competitors or potential competitors may have filed applications for, or may have received patents and may obtain additional and proprietary rights to compounds or processes used by or competitive with ours. In addition, laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States or Canada.

         Patent litigation is becoming widespread in the biotechnology industry and we cannot predict how this will affect our research and development. If challenged, our patents may not be held valid. We could also become involved in interference proceedings in connection with one or more of our future patents or patent applications to determine priority of invention. If we become involved in any litigation, interference or other administrative proceedings, we will likely incur substantial expenses and the efforts of our technical and management personnel will be significantly diverted. In addition, an adverse determination could subject us to significant liabilities or require us to seek licenses that may not be available on favorable terms, if at all. We may be restricted or prevented from manufacturing and selling our products in the event of an adverse determination in a judicial or administrative proceeding or if we fail to obtain necessary licenses.

OUR SUCCESS DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN COLLABORATIVE PARTNERS OVER WHOM WE HAVE LIMITED CONTROL.

         Our  business   will  likely  depend  on  our  ability  to  enter  into
arrangements with corporate and academic collaborators relating to the developing, testing, manufacturing, marketing and commercialization of our products. Consequently, our success depends upon our potential partners' ability to perform those tasks. There can be no assurance that we will be able to establish necessary arrangements on favorable terms, or at all, or that collaborative agreements will be successful.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY.

         Our future success will be highly dependent upon our ability to successfully manage the expansion of our operations. Our ability to manage and support our growth effectively will be substantially dependent on our ability to: implement adequate improvements to financial and management controls, reporting and order entry systems, and other procedures and hire sufficient numbers of financial, accounting, administrative, and management personnel. Our expansion and the resulting growth in the number of our employees would result in increased responsibility for both existing and new management personnel. We are in the process of establishing and upgrading our financial accounting and procedures. We may not be able to identify, attract, and retain experienced accounting and financial personnel. Our future operating results will depend on the ability of our management and other key employees to implement and improve our systems for operations, financial control, and information management, and to recruit, train, and manage its employee base. We may not be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on its business, results of operations, and financial condition.

OUR COLLABORATIONS WITH SCIENTIFIC ADVISORS AND ACADEMIC INSTITUTIONS MAY BE SUBJECT TO RESTRICTION AND CHANGE.

         We plan on working with scientific advisors and academic collaborators who will assist us in our ongoing research and development efforts. These scientists will not be our employees and may have other commitments that limit their availability to us. If a conflict of interest arises between their work for us and their work for another entity, we may lose their services. In addition, although we plan on our scientific advisors and academic collaborators signing non-disclosure agreements, it is possible that valuable proprietary knowledge may become publicly known which would compromise our competitive advantage.

OUR FUTURE OPERATIONS ARE CONTINGENT ON OUR ABILITY TO RECRUIT EMPLOYEES AND WE ARE SUBJECT TO INTENSE COMPETITION FOR SKILLED PERSONNEL AND THE LOSS OF KEY PERSONNEL OR THE INABILITY TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL COULD IMPAIR OUR ABILITY TO CONDUCT OUR OPERATIONS.

         In the event we are able to obtain necessary funding, we expect to experience growth in the number of employees and the scope of our operations. In particular, we may hire additional scientists, project managers and administrative personnel. Additionally, acquisitions could result in an increase in employee headcount and business activity. Such activities could result in increased responsibilities for management. We believe that our ability to increase capability and to attract, train, and retain qualified technical, and management personnel, will be a critical factor to our future success. We are highly dependent on the principal members of our management and scientific staff, especially Amnon Presler, our Chief Executive Officer, and Shay Goldstein, M.D., the Chief Medical Officer of the Company. The loss of their services might adversely impact the achievement of our objectives and the continuation of existing collaborations.

OUR OFFICES ARE LOCATED IN ISRAEL, WHICH HAS HISTORICALLY EXPERIENCED MILITARY AND POLITICAL UNREST.

         Our offices are located in Israel. As a result, we are directly influenced by the political, economic and military conditions affecting Israel. Any major hostilities involving Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could significantly harm our business, operating results and financial condition.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

WE WILL BE REQUIRED TO SEEK ADDITIONAL MEANS OF FINANCING.

         On November 18, 2005, we entered into a financing arrangement involving the sale of an aggregate of $750,000 principal amount of callable secured convertible notes. However, we currently have no means to generate revenues from operations. Accordingly, we will still be required to obtain additional private or public financing including debt or equity financing and there can be no assurance that such financing will be available as needed, or, if available, on terms favorable to us. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

         Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

         If we raise additional funds by issuing equity securities, existing stockholders may experience a dilution in their ownership. In addition, as a condition to giving additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders.

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CALLABLE SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         As of May 1, 2006, we had 60,138,923 shares of common stock issued and outstanding and callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 18,007,203 shares of common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 14,233,332 shares of common stock and an obligation to issue options to purchase 8,348,531 shares of common stock pursuant Employees/Consultants/Directors Stock Compensation Plan. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CALLABLE SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the current market price, as of May 1, 2006 of $0.15.


                                                     Number             % of
% Below        Price Per        With Discount      of Shares         Outstanding
Market           Share             at 50%           Issuable            Stock
-------        ---------        -------------     -----------        -----------

25%             $0.0625            $0.0312         96,038,415           61.49%
50%             $0.0417            $0.0208        144,057,623           70.55%
75%             $0.0208            $0.0104        288,115,246           82.73%

         As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CALLABLE SECURED CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The callable secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their Callable Secured Convertible Notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

         Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the Callable Secured Convertible Notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the Callable Secured Convertible notes. As we do not currently have the required amount of shares available, we may be required to file an additional registration statement after we have increased our authorized common stock. Accordingly, subject to obtaining an increase in our authorized shares of common stock, we will allocate and register approximately 38,014,406 shares to cover the conversion of the Callable Secured Convertible Notes and stock purchase warrants. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the Callable Secured Convertible Notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CALLABLE SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CALLABLE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         On November 18, 2005, we entered into a financing arrangement involving the sale of an aggregate of $750,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 1,000,000 shares of our common stock. The callable secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $250,000 callable secured convertible notes outstanding, the investor is obligated to purchase additional callable secured convertible notes in the aggregate amount of $500,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

WE ARE CURRENTLY DELINQUENT IN OUR OBLIGATION TO FILE A REGISTRATION STATEMENT.

         According to the financing agreement, we were obligated to file, on or prior to thirty days from November 18, 2005, a registration statement, to register the shares of common stock underlying the callable secured convertible notes and stock purchase warrants. We have been delayed in our obligation and are currently in default. As a result, we will have to pay penalties at a rate of 2% of the outstanding amount of debentures for each month of delay. The penalties can be paid in cash or at our option, in shares of common stock.

         As a consequence of the default, the holders of the callable secured convertible notes can require the early repayment of the callable secured convertible notes in an amount of 130% times the sum of the principal amount, plus the unpaid interest on the unpaid principal amount plus default interest, if any, or the highest number of shares of common stock issuable upon conversion of the default sum. The current estimated penalty amount is $39,597.

RISKS RELATING TO OUR COMMON STOCK:

OUR COMMON STOCK TRADES IN A LIMITED PUBLIC MARKET, THE NASD OTC ELECTRONIC BULLETIN BOARD; ACCORDINGLY, INVESTORS FACE POSSIBLE VOLATILITY OF SHARE PRICE.

         Our common stock is currently quoted on the NASD OTC Bulletin Board under the ticker symbol SFIN.OB. As of May 1, 2006, there were approximately 60,138,923 shares of Common Stock outstanding, of which approximately 16,530,423 were tradable without restriction under the Securities Act.

         There can be no assurance that a trading market will be sustained in the future. Factors such as, but not limited to, technological innovations, new products, acquisitions or strategic alliances entered into by us or our competitors, government regulatory action, patent or proprietary rights developments, and market conditions for penny stocks in general could have a material effect on the liquidity of our common stock and volatility of our stock price.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and
      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and
      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and
      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, about the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

LACK OF ANTI-TAKEOVER PROVISIONS

         We do not currently have a shareholder rights plan or any anti-takeover provisions in our Certificate of Incorporation or By-laws. Without any anti-takeover provisions, there is no deterrent for a take-over, which may result in a change in our management and directors success.

                                 USE OF PROCEEDS

         This  prospectus  relates  to shares of our  common  stock  that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds of $250,000 from the sale of the callable secured convertible notes and the investors are obligated to provide us with an additional $500,000. The proceeds received from the sale of the callable secured convertible notes will be and are being used for business development purposes and working capital needs.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our Common Stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "SFIN.ob". The following table sets forth the high and low bid prices of our Common Stock, as reported by the OTCBB for each quarter since our stock began trading on the OTCBB. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

                                                                              2006
                                                                     ---------   ---------
                                                                        HIGH        LOW
                                                                     ---------   ---------
1st Quarter ......................................................   $   0.300   $   0.120

                                                                              2005
                                                                     ---------   ---------
                                                                        HIGH        LOW
                                                                     ---------   ---------

1st Quarter ......................................................   $   0.600   $   0.350
2nd Quarter ......................................................       0.490       0.350
3rd Quarter ......................................................       0.550       0.200
4th Quarter ......................................................       0.220       0.110

                                                                              2004
                                                                     ---------   ---------
                                                                        HIGH        LOW
                                                                     ---------   ---------

1st Quarter ......................................................   $    0.00   $    0.00
2nd Quarter ......................................................        0.00        0.00
3rd Quarter ......................................................        0.55        0.00
4th Quarter ......................................................        0.94        0.40
                                                                     ---------   ---------

         As of May 1, 2006, there were approximately 1,221 holders of record of our common stock.

DIVIDENDS

         We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

EQUITY COMPENSATION PLAN INFORMATION

          The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2005.

                      EQUITY COMPENSATION PLAN INFORMATION

           Plan category              Number of Securities       Weighted Average        Number of Securities
                                        to be Issued Upon       Exercise Price of      Remaining Available for
                                           Exercise of         Outstanding Options,     Future Issuance Under
                                      Outstanding Options,     Warrants and Rights    Equity Compensation Plans
                                       Warrants and Rights                              (Excluding Securities
                                                                                       Reflected in Column (a)
                                               (a)                     (b)                       (c)
Equity Compensation Plans Approved                       -0-                       -0-                       -0-
by Security Holders

Equity Compensation Plans Not                      8,348,531   $                  0.10                 8,348,531
Approved by Security Holders

Total                                              8,348,531   $                 0.146                 8,348,531


         On September 15, 2005, our board of directors resolved to adopt the 2005 Employees/Consultants/Directors Stock Compensation Plan. In connection with the adoption of this plan, we reserved 10,600,000 shares of our common stock for future issuances and we granted an aggregate of 8,348,531 stock options to our directors for future services.

         These options were allocated as follows:

         Shay  Goldstein  Chairman  and the Chief  Medical  Officer -  2,659,446
         options
         Tamar Tzaban - Director and CFO - 2,127,557 options
         Gilad Yoeli - Director - 265,945 options
         Jean-Pierre Elisha Martinez - Director -265,945 options

         No vesting occurs during the first year after the option grant; the options commence vesting beginning in the second year in 36 quarterly parts.

         On January 10, 2006 we increased the number of options awarded to two of the board members:

         Gilad Yoeli - Director - 185,096 options
         Jean-Pierre Elisha Martinez - Director -185,096 options

         On March 31, 2006 the board of directors resolved to grant an aggregate of 2,659,449 stock options to Amnon Presler, or Chief Executive Officer, for future services exercisable at a price per share equal to 90% of the last transaction price quoted for such date by the NASDAQ system on the NASDAQ National Market as of the stock Option Agreement date, according to the plan. These options vest over the three year period commencing December 1, 2005.

         The total number of options that we are obligated to grant to ours employees is 8,348,531.

         The purpose of the stock plan is to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to the success of our business by offering them an opportunity to participate in our future performance through awards of options, restricted stock and stock bonuses. The stock plan offers our directors, officers and selected key employees, advisors and consultants an opportunity to acquire a proprietary interest in our success, to receive compensation, or to increase such interest, by purchasing shares of our common stock. The stock plan provides both for the direct award or sale of shares and for the grant of options to purchase shares. Options granted under the stock plan may include non-statutory options, as well as incentive stock options intended to qualify under section 422 of the Internal Revenue Code of 1986, as amended, and Section 102 or 3(i) of the Israeli Income Tax Ordinance.

         The stock plan is to be interpreted and applied by a Compensation Committee of our Board of Directors, which currently consists of Gilad Yoeli and Jean-Pierre Elisha Martinez. The Compensation Committee's principal responsibilities are the following: interpret and apply the provisions of the stock plan; determine when shares are to be awarded or offered for sale and when options are to be granted under the stock plan; select the offerees and optionees; determine the number of shares to be offered to each offeree or to be made subject to each option; prescribe the terms and conditions of each award or sale of shares, including (without limitation) the purchase price, and to specify the provisions of the stock purchase agreement relating to such award or sale; prescribe the terms and conditions of each option, including (without limitation) the exercise price; determine how such option is to be classified under the Internal Revenue Code or the Israeli Income Tax Ordinance, and to specify the provisions of the stock option agreement relating to such option; to prescribe the consideration for the grant of each option or other right under the Stock Plan and to determine the sufficiency of such consideration.

         Stock  options  and  awards  may be granted  only to our  employees  or
independent  contractors  (including,   officers  and  directors  who  are  also
employees) or of our affiliates.

         Each stock option agreement shall specify the exercise price. The exercise price under any option shall be determined by the Compensation Committee at its sole discretion, except that the exercise price of an ISO shall not be less than 100 percent of the fair market value of a share on the date of grant and the exercise price of a non-statutory option shall not be less than 85 percent of the fair market value of a share on the date of grant.

         Each stock option agreement shall specify the date when all or any installment of the option is to become exercisable. The vesting of any option shall be determined by the Compensation Committee at its sole discretion. A stock option agreement may provide for accelerated exercisability in the event of the optionee's death, total and permanent disability or retirement or other events. The stock option agreement shall also specify the term of the option. The term shall not exceed 10 years from the date of grant. Subject to the preceding sentence, the Compensation Committee at its sole discretion shall determine when an option is to expire.

         If an optionee's service to us terminates for any reason other than the optionee's death, then such optionee's option(s) shall expire on the earliest of the following: (a) the date it is scheduled to expire; (b) the date 90 days after the termination of the optionee's service for any reason other than total and permanent disability; or (c) the date twelve months after the termination of the optionee's service by reason of total and permanent disability.

         If an optionee dies while he or she is in service, then such optionee's option(s) shall expire on the earlier of the following dates: (a) The date it is scheduled to expire; or (b) the date twelve months after the optionee's death.

         Any shares issued upon exercise of an option shall be subject to such special forfeiture conditions and other transfer restrictions as the Compensation Committee may determine. Such restrictions shall be set forth in the applicable stock option agreement and shall apply in addition to any general restrictions that may apply to all holders of shares.

         Options issued under Section 102 of the Israeli Income Tax Ordinance shall be subject to the receipt of any and all required approvals or permits from the Israeli tax authorities. We are currently in the process of obtaining such approvals

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

OVERVIEW

         The following discussion contains forward-looking statements that are subject to significant risks and uncertainties about us, our current and planned products, our current and proposed marketing and sales, and our projected results of operations. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. We have sought to identify the most significant risks to our business, but cannot predict whether or, to what extent, any of such risks may be realized nor can there be any assurance that we have identified all possible risks that might arise.

         Investors should carefully consider all of such risks before making an investment decision with respect to our stock. The following discussion and analysis should be read in conjunction with our financial statements and notes thereto. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment from our management.

         Information about us, including a description of our business, markets, properties, competition and historical financial information, is provided in summary form regarding our business and affairs. This information is not intended to be complete and should be read in conjunction with the financial statements and other documents appended hereto or described herein.

PLAN OF OPERATION

         Since April 15, 2005, we have been focusing on screening new technologies in the life sciences and health care fields. On May 17, 2005, we established an Israeli wholly owned subsidiary under the laws of the State of Israel, called Oriens Life Sciences Ltd., to serve as a platform for us to screen the Israeli life sciences and health care industry and identify, analyze, and acquire or invest in technologies in this field.

         We are in the process of organizing in order to commence its business activities, particularly to invest its efforts in executing the term sheets that were signed. Also, we are raising funds in order to ensure it has the capabilities to exercise the potential term sheets/agreements and to commence a research and development program utilizing the funds it will raise.

         During the fiscal year ended December 31, 2005, we signed 4 term sheets to purchase technologies in the life science field. In due course, on January 4, 2006, we closed on a transaction contemplated by the Exclusive Patent and Know How License Option Agreement dated December 28, 2005 with Matrix Pharma Inc., a Delaware corporation. Pursuant to the Agreement, we acquired from Matrix an option to purchase an exclusive, world-wide license in all of Matrix's intellectual property rights in its Thrombin inhibition compounds. The option will expire on March 31, 2006. After the balance date we agreed with Matrix to extend the option period to May 15, 2006.

         On March 23, 2006, we entered into a term sheet with Resdevco Ltd, a company incorporated under the laws of Israel. The term sheet sets forth the principal terms of a proposed agreement between us and Resdevco, pursuant to which Resdevco will grant us an exclusive, worldwide license in Resdevco's Antioxidant salicylate compounds.

         On March 27, 2006, we exercised our right to purchase certain biological materials from Serapis for a purchase price of $100,000 plus a value added tax (VAT). The purchase price was paid by the forgiveness of $29,906 (the actual amount that was delivered to Serapis) of debt owed to us, and the balance to be paid to Serapis in 12 equal monthly payments, with the first payment on the signing date.

         We intend to develop a technology that will assist and accelerate the identification of new generation of lead compounds stimulating the activity of muscarinic receptors, for the development of new therapies for variety of diseases such as Alzheimer's disease, glaucoma, and over active bladder.

         On April 25, 2006, we entered into a term sheet with Interactive Health Pharmacy Services, Inc. The term sheet sets forth the principal terms of a proposed agreement between us and Interactive Health, pursuant to which we will acquire Interactive Health at the closing, after the parties agree to a mutually acceptable definitive acquisition agreement. In consideration therefore at the closing of the acquisition, we will issue to Interactive Health shares of common stock in an amount equal to 50.01% of our issued and outstanding shares of common stock. In addition, at the closing of the acquisition we are obligated to have no less than $1,500,000 in cash and working capital. We anticipate that the date for the definitive agreement will be June 25, 2006.

            Interactive  Health is a New York area specialty  pharmacy  provider
(SPP) whose goal is to increase HIV/AIDS patients' compliance with their prescribed treatments by providing confidential, home-delivery of prescriptions drugs, Package by dose, with therapy management and educational materials that help a patient optimally control his or her condition. Services include counseling by a highly trained pharmacist and patient specialist, compliance monitoring, refill reminders, automated reorder capabilities, and direct shipments to patients. Interactive Health was founded in 1995 by Marvin Sirota. We intend to use Interactive Health as a platform for distribution of Israeli OTC drugs.

         We also intend to try and exercise the other term sheets and business opportunities that we already achieved. In order to finance our business activity, we invest efforts in raising funds.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Our financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles in the United States of America. The preparation of these financial statements requires our Management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. We continually evaluate the accounting policies and estimates we use to prepare the consolidated financial statements. We base our estimates on historical experiences and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by Management. We do not participate in, nor have we created, any off-balance sheet special purpose entities or other off-balance sheet financing. In addition, we do not enter into any derivative financial instruments for speculative purposes and use derivative financial instruments primarily for managing our exposure to changes in interest rates.

GOING CONCERN

         As of December 31, 2005, we have cash on hand of approximately $294,348 which we received from securities issuance. This amount is inadequate for us to effectuate our planned activities during the next 12 months. Accordingly, we may be unable to continue operations in the future as a going concern. Our plans to deal with this uncertainty include raising additional capital or entering into a strategic arrangement with a third party. There can be no assurance that our plans can be realized. There can be no assurance that we will be able to obtain additional financing if and when needed or that, if available, financing will be on acceptable terms. Additional equity financings may be dilutive to holders of our common stock and debt financing, if available, and may involve significant payment obligations or covenants that restrict how we operate our business

         Certain conditions raise substantial doubt about our ability to continue as a going concern beyond the next twelve (12) month period. As of December 31, 2005 we had a shareholders' deficit of $3,103,260 and an accumulated deficit of $7,160,889. Our balance sheet as of December 31, 2005 reflects total liabilities of $3,698,221. We need to obtain additional financing to fund payment of its obligations and to provide working capital for operations.

OFF BALANCE SHEET ARRANGEMENTS

         None

FINANCIAL CONDITION AND RESULTS OF OPERATION.

         In the fiscal year ending December 31, 2005, and 2004, we had no revenues. There can be no assurance that we will generate revenues in the future, or that we will be able to operate profitably in the future. Our expenses in 2005 amounted to $2,928,819, and in 2004 was $124,828. The reason for the increase in expenses was primarily due to the increased activity and derivative liability relating to debentures and warrants that we issued to finance our current activity.

ADJUSTMENTS

         As part of the quarterly report for the nine months ended September 30, 2005, the financial statements for the year ended December 31, 2004 were adjusted to reflect the proper accounting treatment accorded to the terms of subordinated convertible redeemable debentures that were issued in the years 2001 and 2002 and to add to the accumulated deficit $14,293 as a result of interest expense which should have been recorded for the fiscal year ended December 31, 2003. The interest was waived by the debentures holders during the third quarter of 2005, and as a result, we recognized additional gain from cancellation of indebtedness of $14,293. Additionally, $323,282 was charged to paid in capital and accumulated deficit in order to reflect a beneficial conversion feature charge that should have been recorded when the debentures were initially issued.

         We concluded that since there was no material effect on the results of operations and the balance sheet on the annual report for the fiscal year ended December 31, 2004, a restatement was not necessary.

         To reflect a correction in the number of shares issued and outstanding, we restated the weighted average number of shares outstanding (basic and diluted) as of the year ended December 31, 2004. The average number of shares was restated from 557,249 to 659,518. This was not a material difference and therefore for the year ended December 31, 2004 the restatement did not have a material effect on the net income (loss) per share.

         The following table summarizes our statement of operations data for the years ended December 31, 2004 and December 31, 2005:

                                                    YEAR ENDED    YEAR ENDED
                                                     DECEMBER      DECEMBER
                                                     31, 2004      31, 2005
                                                    ----------    ----------
                                                        $             $
  Operating Expenses
  Payroll and Related Expenses                              --       144,600
  Office & General Expenses                             37,400        75,092
  Professional Fees                                         --       304,984
  Business Development Cost                                 --        40,324

Net Loss from Operations                               (37,400)     (565,000)

Other Income (Expenses)
  Income from Cancellation of Indebedtness                  --       212,432
  Gains from Sale of Securities                             --         9,001
  Exchange Rate Losses                                      --       (11,734)
  Interest Expenses                                     87,427        (5,001)

 Interest Income                                            --         1,616
 Amortization of debentures and warrants discount           --        (9,817)
 Derivative Liabilities Expenses                            --    (2,560,316)
                                                    ----------    ----------

Net  Income                                           (124,827)   (2,928,819)
                                                    ==========    ==========

REVENUES

         For years 2004 and 2005, there were no revenues.

GENERAL AND ADMINISTRATIVE EXPENSES

         For 2005, our general and administrative expenses were $565,000 as compared to $37,400 for 2004. Our expenses increased mainly as a result of our efforts of screening technologies in the life sciences field and as a result of the due diligence procedures and the efforts invested in executing the signed term sheets and progressing to definitive agreements. The main expenses in 2005 consisted of professional fees of $304,984 and payroll related expenses of $144,600 that primarily related to salaries of our new management and benefit expenses.

         Business development costs consisted primarily of the payment of $15,000 to Nanodiagnostic, a company that we signed a term sheet with. The parties did not reach agreement and the contemplated transaction was terminated. Additionally, we made a $6,072 loan to Cygnus to be repaid on the date of signing a definitive agreement. The binding date was due, and the Company did not sign the definitive agreement. In the event a definitive agreement is signed in the future, Cygnus will be obligated to repay the loan

         In 2005, we had a net loss from operating of $565,000. In 2004, we had a net loss from operating of $37,400.

OTHER INCOME AND EXPENSES

         For the year 2005, we recognized indebtness income from cancellation of $212,432 as a result of the (a) write- off of $131,300 accounts payable to two vendors who confirmed that the amount was not owed. (b) waiver of accrued interest in the amount of $81,132 and (c) realized gains from securities that we are holding for financing its current activity.

         The following table presents our other expenses:

                                                                   2005
Exchange rate  loss                                            $     11,734
Interest expenses convertible debentures                              5,001
Amortization of debentures discount                                   9,817
Derivative Convertible Liability Expenses
Derivative liability expenses (warrants)                          1,949,748
Derivative liability expenses (convertible debentures)              542,015
Derivative liability expenses (warrants debentures)                  38,956
Penalties                                                            29,597
                                                               ------------
Total derivative liability expenses                            $  2,560,316
                                                               ============

         Interest expenses includes, $5,001 interest related to the debentures.

         The warrants that we issued presented at their fair value and classified as liabilities, according to paragraphs 20 and 24 of EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock,"

         As a result of the terms of debentures we issued, and because theoretically the debentures can be converted into a number of shares that will exceed our authorized shares if our market price is reduced below 0.000569. We recorded a derivative liability expense of 1,949,749.

         Expenses related to the debentures issued on November 18, 2005 include $580,971 evaluation of the convertible debt at fair value.

            $29,597 penalties allowance. According to the debentures terms, we were obligated to file a registration statement on or prior to thirty days from November 18, 2005, to register the shares of common stock underlying the notes and warrants issued to the investors. We have been delayed in our obligation and are currently in default.

LIQUIDITY AND CAPITAL RESOURCES

         Our cash and cash equivalents as of December 31, 2005 were $294,348 and we held $122,162 in securities, compared to none as of December 31, 2004. The increase in the cash and cash equivalents is a result of receiving $685,000 in consideration for Units consisting of common stock and warrants and $37,369 from shares issued in January 2005 and net amount of $190,000 from debentures issuance. Net cash used in operating activities decreased mainly as a result of an increase in our business activity, an increase in our accounts payable and accrued expenses and acquisition of trading securities.

         Such amounts are inadequate for us to effectuate our planned activities during the next 12 months. Accordingly, we may be unable to continue operations in the future as a going concern. Our plans to deal with this uncertainty include raising additional capital or entering into a strategic arrangement with a third party. There can be no assurance that our plans can be realized. There can be no assurance that we will be able to obtain additional financing if and when needed or that, if available, financing will be on acceptable terms. Additional equity financings may be dilutive to holders of our common stock and debt financing, if available, and may involve significant payment obligations and covenants that restrict how we operate our business.

         Certain conditions raise substantial doubt about our ability to continue as a going concern beyond the next twelve (12) month period. We have an accumulated deficit as of December 31, 2005 of $7,160,889, and need to obtain additional financing to fund payment of its obligations and to provide working capital for operations.

         We currently have no revenues. We are not sure whether the proceeds received from the private placements and additional capital that we are planning to raise in the future will be sufficient to satisfy our cash requirements for the next twelve (12) months. We are in the process of attempting to raise funds in order to have the capability of conducting research and development activity. We intend to finance our operations by private placements, stocks and debt issuance and financial arrangements. There are currently no plans or arrangements regarding any of the foregoing.

         As of December 31, 2005 we had a shareholders' deficit of $3,103,260 and an accumulated deficit of $7,160,889. Our balance sheet as of December 31, 2005 reflects total liabilities of $3,698,221.

FINANCING

         To obtain funding for ongoing operations, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on November 18, 2005 for the sale of (i) $750,000 in callable secured convertible notes and (ii) warrants to buy 1,000,000 shares of our common stock.

         On November 18, 2005, the investors purchased $250,000 in callable secured convertible notes and received warrants to purchase 333,332 shares of the Company's common stock. The Company received net proceeds of $190,000.00, after deducting expenses of $60,000.00. In addition, provided that the terms and conditions of the Securities Purchase Agreement are satisfied, the investors are obligated to provide us with additional funds as follows:

         o $250,000 will be disbursed following the filing of this registration statement, and

         o        $250,000  will  be  disbursed   following  this   registration
                  statement being declared effective.

         The callable secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.15 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under their terms. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.30 per share. In addition, the conversion price of the callable secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

         We applied the provisions of APB 14 and allocated the proceeds to the detachable warrants and the convertible notes based on their respective fair values. We further evaluated the convertible notes to determine if they contain derivatives that warrant bifurcation. We concluded that in accordance with EITF 05-2 the convertible debentures do not meet the definition of conventional convertible debt instruments for purposes of evaluating the existence of embedded derivatives under EITF 00-19. We further concluded that as a freestanding derivative, the embedded feature would not be classified as equity under EITF 00-19, and as such, determined that the embedded feature needs to be bifurcated from the host contract.

         In addition, we determined that the liquidated damages clause contained in the registration rights agreement needs to be bifurcated as well. The clause requires us to pay 2% per month of the outstanding principal amount of the debentures, in cash, to the debenture holders in the event that a registration statement covering the shares underlying the convertible debentures is not declared effective within 120 days of the date the debentures were issued. The probability that in such occur the holders will announce on a default event is remote since the economical motivation to receive registrant shares.

         We also determined that a contingent interest payment feature exists and needs to be bifurcated from the host instrument. That feature exempts us from having to pay the stated interest on the debentures if the stock price reaches a price of $0.1875.

         In order to evaluate the embedded derivatives, weestimated the fair market values using the Binomial model and the Black - Scholes model.

         We concluded that the conversion option in the debt instrument embedded needs to be bifurcated from the host contract. Since the value of the features exceed the value of the debt instrument, and we are in a default, the Company decided to present the convertible instrument at its fair value.

         The Derivative Liability - convertible debentures and warrants detachable are presented together in amount of $860,567. As disclosed in Note 15B, we remeasured the class A and class B warrants that it issued during the year. As a result of the remeasurment, we recorded the Class A warrants at December 2005 at $1,096,059 and the class B at $1,160,769. As a result, we charge a derivative liabilities expense a $1,949,748.

         We will still need additional investments in order to continue operations to cash flow break even. Additional investments, including $500,000 to be received under the Securities Purchase Agreement should our registration statement that we filed be declared effective, are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

            Our financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles in the United States of America. The preparation of these financial statements requires our Management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. We continually evaluate the accounting policies and estimates we use to prepare the consolidated financial statements. We base our estimates on historical experiences and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by Management. We do not participate in, nor have we created, any off-balance sheet special purpose entities or other off-balance sheet financing. In addition, we do not enter into any derivative financial instruments for speculative purposes and use derivative financial instruments primarily for managing our exposure to changes in interest rates

                                    BUSINESS

OUR HISTORY

         We were incorporated in April 1988 under the name Theoretics, Inc. In January 1989, we changed our name to Safetek International, Inc. In May 2001, pursuant to a Stock Purchase Agreement between Halter Capital Corporation, which was our majority shareholder at the time, and Shmuel Shneibalg, we sold to Mr. Shneibalg 47,761 shares of our common stock, representing approximately 51.1% of our issued and outstanding shares of common stock. Such sale effectively transferred control of us to Mr. Shneibalg. Simultaneously, our then current directors and officers resigned and Mr. Shneibalg was appointed the sole director and officer of the Company.

         We have not had any products, services or business operations since December 31, 2002. Prior to December 31, 2002, we manufactured prototypes and distributed the final product on behalf of technology developers. During 2003 and 2004, we did not have any business activity.

         In accordance with Financial Accounting Standards Board (FASB) SFAS No. 7, we are considered a development stage company, beginning April 16, 2005, the date we commenced with our new business activity.

LIFE SCIENCES AND HEALTH CARE FIELDS POTENTIAL TRANSACTIONS

            On May 17, 2005, we established an Israeli wholly owned subsidiary under the laws of the State of Israel, called Oriens Life Sciences Ltd., to serve as a platform for us to screen the Israeli life sciences and health care industry and identify, analyze, and acquire or invest in technologies in this field.

Matrix Pharma

         On August 9, 2005, we entered into a term sheet with and Matrix Pharma, Inc., a Delaware corporation, pursuant to which Matrix would, at closing of a definitive agreement grant us an exclusive license in all of Matrix's intellectual property rights in its Thrombin inhibition compounds. We agreed with Matrix to jointly develop a research and development program for the development of products based on the Thrombin inhibition compounds and to obtain approval from the U.S. Food and Drug Administration. On January 4, 2006, we closed on a transaction contemplated by the Exclusive Patent and Know How License Option Agreement dated December 28, 2005 with Matrix. Pursuant to this agreement, we acquired from Matrix an option to purchase an exclusive, world-wide license in all of Matrix's intellectual property rights in its Thrombin inhibition compounds. We may exercise such option at any time until March 31, 2006 by written notice to Matrix. In consideration for the option, we paid Matrix a total of $60,000 as an advance. $30,000 of such advance is to be returned to us if we decide not to exercise the option on grounds that our due diligence of Matrix reveals that certain patents relating to the matters subject to the license are likely to be invalid.

         On March 30 2006, we signed an amendment with Matrix extending the exercise date of the option to May 15, 2006. The amendment provides that until April 15, we will pay Matrix $15,000 in consideration for Matrix's agreement to extend the exercise date. Such amount will be deducted from the repayment of costs that we shall pay if it exercises the option.

         Upon execution of the option, we are required to pay Matrix up to $105,000 (less the $15,000 paid to Matrix to extend the option) for the completion of the optimization stage of development. We are under no obligation to exercise the option or to commence the research and development program and may do so in its sole discretion. However, we shall not instruct Matrix to commence the research and development program unless we have first secured funds sufficient to fund at least the first two of the five stages contemplated. We estimate that we will have to invest approximately $3.5 million to complete the five stages of development, bringing a compound to the end of stage IIa.

         As further consideration for the license grant, Matrix shall be paid certain specified amounts if we successfully achieve each of certain specified milestones with respect to the development of products based on the license granted to us. Such milestone payments shall be paid, at our discretion, either by cash or by the issuance of shares of our common stock to Matrix, based on the average price per share at which our common stock is traded during the last 60 days prior to the issuance of such shares. Any such shares shall have piggyback registration rights, with a lock up of 180 days. As further consideration for the license grant, we shall also pay to Matrix royalties from net income resulting from sales of products covered by the license and from any grant by us of any rights to third parties which are our subsidiaries.

         At Matrix's option, the license granted to us may be either terminated or converted to a non-exclusive license if (a) we fails to timely pay the applicable royalty payment or milestone payment after an agreed grace period or
(b) after we start a project, we fail to complete each stage of development, or fails to commence the next stage of development within specified time periods after the previous one ended.

         The agreement was entered into in connection with a collaboration between us and Matrix for the development of a new drug known as an Oral Direct Thrombin Inhibitor, which is intended to be used for protection against a disease known as Thrombosis. Immediately following the closing, the parties established a two-member committee, which is responsible for the development and administration of such research program. The committee is comprises of one member on behalf of us and one member on behalf of Matrix. The five main stages of such research and development program and the estimated duration and budget for each stage were generally agreed to, although the details are to be worked out by the steering committee.

         Thrombosis occurs when a certain type of clot known as a thrombus forms within the cardiovascular system. The thrombus obstructs vascular blood flow locally or particles that break off the thrombus might travel within the blood stream and block small blood vessel in distant sites, usually in the lung. The Oral Direct Thrombin Inhibitor Drug is intended to work by directly inhibiting Thrombin, a pivotal factor in the process of clot formation, known as the coagulation cascade. Matrix has developed a proprietary computer aided process that allows many pharmacology parameters effecting the activity, metabolic stability, and toxicity of a drug candidate to be taken into consideration in the very early optimization process of a drug, thus increasing the likelihood of successful human clinical trials required in connection with obtaining the approval of the Food and Drug Administration. According to representations made to us by Matrix, Matrix has invested approximately $900,000 since 2002 in developing Thrombin inhibitor candidates.

         We do not currently have sufficient funds to effectuate our planned activities during the next 12 months. Accordingly, if we determine to exercise the option granted by Matrix, we will not have sufficient resources to fund the research and development program for developing the thrombin inhibitor compound and to bring the compound to clinical phases. Notwithstanding, we are continuing our efforts to raise additional capital and/or enter into a strategic arrangement with a third party, including searching for other compounds and products to expand our pipeline. There can be no assurance that we will be able to obtain additional financing if and when needed or that, if available, financing will be on acceptable terms.

Serapis

         On August 10, 2005, we entered into a term sheet with Serapis Technologies Inc., a Delaware corporation and Serapis Biotech Ltd., a subsidiary of Serapis Technologies, pursuant to which, we would, at closing, purchase from Serapis Technologies its intellectual property relating to chemical compounds designed to affect membrane receptor activity. We will also be granted a one-year option to purchase from Serapis Technologies certain equipment. In consideration for such assets, Serapis Technologies and certain of its principals will receive from us a specified amount of cash and shares of our common stock. Serapis Technologies agreed to an exclusivity period until September 30, 2005.

         On December 1, 2005, we entered into a letter agreement with Serapis Technologies extending the date by which a definitive agreement must be agreed to until May 31, 2006. The Letter Agreement also gives us a right of first refusal. Pursuant to such right of first refusal, if a third party makes an offer to Serapis Technologies prior to May 31, 2006 to invest in Serapis Technologies or its subsidiary, Serapis Technologies must notify us and extend to us an offer on the same terms and conditions as the third party's offer. Pursuant to the letter agreement, we are also entitled to purchase from Serapis Technologies certain biological materials at prices specified therein. Pursuant to the letter agreement, we also agreed to loan to Serapis Technologies $30,000. If a definitive agreement is not signed by us and Serapis Technologies on or before May 31, 2006, then the amounts loaned shall be repaid to us upon our request. As a security for such loan, Serapis Technologies granted us a security interest in certain biological materials identified in the letter agreement.

         On March 27, 2006 we exercised our right that was given in the letter agreement to purchase certain biological materials from Serapis Technologies for a purchase price of $100,000 plus value added tax (VAT). The purchase price was paid by the forgiveness of $29,906 (the actual amount that was delivered to Serapis Technologies) of debt owed to us, and the balance to be paid to Serapis Technologies in 12 equal monthly payments, with the first payment on the signing date.

         We intend to develop a technology that will assist and accelerate the identification of new generation of lead compounds stimulating the activity of muscarinic receptors, for the development of new therapies for variety of diseases such as Alzheimer's disease, glaucoma, and over active bladder.

Cygnus

         On August 10, 2005, we entered into a term sheet with Cygnus Biotechnology Inc., a Delaware corporation, and Cygnus Biotech Israel Ltd., a subsidiary of Cygnus Biotechnology, pursuant to which the Cygnus companies would, at closing, grant to us exclusive licenses relating to their intellectual property in their research regarding (1) stem cells, (2) specific clinical applications or diseases in areas of cardiovascular diseases, and (3) all other areas of cardiovascular diseases. Such licenses shall be perpetual, except that the license in areas of cardiovascular diseases not related to specific clinical applications or diseases shall expire upon the occurrence of either of the following within 12 months after the closing: (1) we have not committed to finance a budget of at least $1,500,000 for a joint research and development project between us and Cygnus; or (2) we have not issued a specified amount of shares of its common stock to certain of Cygnus's principals. We also agreed to enter into an agreement with and Cygnus Biotechnology for the provision of research and development services with respect to the licensed intellectual property, with all rights in the intellectual property developed belonging to us. In consideration for such licenses, Cygnus Biotechnology and certain of its principals will receive from us a specified amount of cash and shares of our common stock. They agreed to an exclusivity period until September 30, 2005. No extension has been agreed to. However, we are still considering entering in to definitive agreement with Cygnus Biotechnology.

Resdevco

         On March 23, 2006, we entered into a term sheet with Resdevco Ltd, a company incorporated under the laws of Israel. The term sheet sets forth the principal terms of a proposed agreement between us and Resdevco, pursuant to which Resdevco will grant us an exclusive, worldwide license in Resdevco's Antioxidant salicylate compounds.

         The consummation of the transactions contemplated by the term sheet is subject to the execution of mutually acceptable definitive agreement, approval of the transaction and definitive agreements by the respective Boards of Directors of the parties, completion of due diligence to our satisfaction, receipt of financial reports of the last three years, receipt of any required approvals of governmental authorities, and receipt of necessary consents and approvals of third parties. It is anticipated that a definitive agreement will be executed within 60 days after the completion of our due diligence.

         Pursuant to the license, we will have the right to research, develop, make, have made, use, sell, dispose, sub-lease, distribute, display, bundle, import and export any and all products or services based on the licensed technology, including a right to sub-license. The license will be exclusive, world-wide, and perpetual, subject to certain earlier termination provisions. We shall have the right to terminate the license at any time, with prior written notice of 90 days. Resdevco will have the right, after prior written notice of 90 days, to terminate the license or, at its option, to convert it into a non-exclusive license, if we fail to pay any payment pursuant to the definitive agreement, or fails to satisfy certain milestones as set out in a schedule to be concluded and attached in the definitive agreement.

         We will be fully responsible for the development of the licensed technology after the execution of the definitive agreements, at our own expense. Resdevco will agree to assist us in developing the licensed technology at our cost and expense. Any new intellectual property developed by us based on the licensed technology will be owned by Resdevco and subject to the license.

         In consideration for the license, we will pay to Resdevco a specified license fee at the beginning of each year of the term of the license. We will also pay to Resdevco a percentage of its net sales of any products it develops based on the license technology and a specified portion of any consideration or other benefits actually received by us from third parties in connection with sublicensing of the licensed technology.

         Resdevco and its shareholders and directors agreed to refrain from negotiating any licensing of the licensed technology until the earlier of signing the definitive agreement, or receipt by Resdevco of notice from us that we do not wish to close the transaction, or the expiry of 90 days from the date of the term sheet. Such agreement is binding.

         Upon execution of the term sheet, we advanced Resdevco $5,000. An additional $5,000 will be advanced at the beginning of each month thereafter, provided Resdevco continues to provide us with due diligence materials in its possession in a timely manner, but not more than 14 days after the date of request, until the earlier to occur of: (a) we finish our due diligence, up to an aggregate amount (together with the initial payment) of $15,000, or (b) we provide Resdevco with written notice that it does not wish to close the transaction. All monthly payments will be part of the total first year License Fee. No monthly payments will be paid to Resdevco in the time period between completion of due diligence and signing the definitive agreement.

Interactive Health Pharmacy Services, Inc.

            On April 25, 2006, we entered into a term sheet with Interactive Health Pharmacy Services, Inc. The term sheet sets forth the principal terms of a proposed agreement between us and Interactive Health, pursuant to which we will acquire Interactive Health at a closing to he held after the parties agree to a mutually acceptable definitive acquisition agreement. In consideration therefor, at the closing of the acquisition, we will issue to Interactive Health shares of common stock in an amount equal to 50.01% of our issued and outstanding shares of common stock. Upon the closing of the acquisition, our Board of Directors shall consist of Dr. Marvin Sirota, two members selected by Dr. Sirota, and two members selected by our shareholders. Dr. Sirota will be appointed as the Chairman of our Board of Directors. Amnon Presler will remain as the Chief Executive Officer and Tamar Tzaban-Nuhomov will remain as the Chief Financial Officer. All of the foregoing officers will sign employment agreements with the company.

            The term sheet may be terminated at any time by either party. Except for certain specified sections, the term sheet is a non-binding document. The consummation of the transactions contemplated therein is subject to the execution of mutually acceptable definitive agreement, approval of the transaction and definitive agreements by the respective Boards of Directors of the parties, completion of due diligence to the satisfaction by us, receipt of any required approvals of governmental authorities, and receipt of necessary consents and approvals of third parties. In addition, the closing of the acquisition shall be made conditional on the following events: (1) we shall have not less than $1,500,000 in cash as a working capital; (2) we shall have effectuated a 1:10 reverse stock split, so that we will have approximately 6,013,900 shares issued and outstanding before the closing; (3) the shares issued to Interactive Health upon the closing shall have a valuation of not less than $7,000,000; (4) we shall have a deficit not higher than $250,000; and (4) Interactive Health shall be free of debt and any outstanding liabilities or obligations.

            From April 25, 2006 until the earlier of the closing of the acquisition or the termination of the term sheet, Interactive Health is prohibited from participating in any proposals involving the acquisition of Interactive Health by a third party. The foregoing provision is binding on the parties. From April 25, 2006 and until the earlier of the closing, the termination of the term sheet, or sixty days after April 25, 2006, each party shall have the right to conduct its due diligence investigation with respect to the other.

            Interactive  Health is a New York area specialty  pharmacy  provider
(SPP) whose goal is to increase HIV/AIDS patients' compliance with their prescribed treatments by providing confidential, home-delivery of prescriptions drugs, Package by dose, with therapy management and educational materials that help a patient optimally control his or her condition. Services include counseling by a highly trained pharmacist and patient specialist, compliance monitoring, refill reminders, automated reorder capabilities, and direct shipments to patients. The company was founded in 1995 by Marvin Sirota. We intend to use Interactive Health as a platform of distribution Israeli OTC drugs.

         We also intend to try and exercise the other term sheets and business opportunities that we already achieved. In order to finance our business activity, the Company invests efforts in raising funds.

COMPETITION

         Competition in the area of life sciences and health care industry research and development and in each of the fields we signed a term sheet or agreement to purchase technology is intense. Our competitive ability depends mainly on the ability to purchase high level technology, to successfully raise enough funds to finance those purchases, to keep and develop scientific innovativeness, to protect its technology by patents and other protective methods, to raise sufficient funds to finance its research and developments plans, to receive government approval to its developments, to commercialize its developments, and to successfully employ and retain highly qualified scientific personnel and consultants.

         In all the fields we are considering entering there are many companies which have financial, technical and marketing resources significantly greater than us. In addition, many biotechnology companies have more accessibility to high level technology and the ability to offer better financial compensation and science support to form collaborations to support research and development and for the commercialization of their research and development products. In addition, academic institutions, governmental agencies and other public and private research organizations also conduct research activities and seek patent protection and may commercialize products on their own or through joint ventures, and many of those institutions also have more accessibility to financing sources and to technological innovations than we do.

         We are aware of certain other technology or products in the fields that we have term sheets or agreements, some of them in more advanced development stages than the products or technologies that we intend to purchase. There can be no assurance that developments by third parties will not render our technologies obsolete or noncompetitive, that we will be able to keep pace with new technological developments or that our technology will be able to supplant established products and methodologies. The foregoing factors could have a material adverse affect on our business, financial condition and results of operations.

                                    EMPLOYEES

         As of May 1, 2006 we had 3 full time employees. We have not experienced any work stoppages and we consider relations with our employees to be good.

                            DESCRIPTION OF PROPERTIES

         We lease our main office which is located at 23 Aminadav Street, Tel Aviv, Israel 67898. The lease expires on July 31, 2007 and we currently pay rent of $1,000 per month indexed to the Israeli CPI.

         We are not dependent on a specific location for the operation of our business.

                                LEGAL PROCEEDINGS

         No legal proceedings are pending against the Company or its officers and directors, and the Company has no knowledge that any such proceedings are threatened.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Our executive officers and directors and their respective ages and positions as of May 1, 2006 are as follows:

NAMES                             AGES      POSITION
Amnon Presler                      53       Chief Executive Officer
Dr. Shay Goldstein                 37       Chief Medical Officer and Director
Tamar Tzaban-Nuhomov               45       Chief Financial Officer and Director
Jean-Pierre Elisha Martinez        55       Director
Gilad Yoeli                        40       Director

AMNON PRESLER has been our Chief Executive Officer since December 1, 2005. Mr. Presler has more than 29 years of executive management, operations and international marketing experience, mainly in Datacom. He served as Chief Executive Officer of Corigin, and of Broadlight for 3 years and as President and Chief Executive Officer of Visonic, for 3 years. Before that he served at RAD Data Communications as President of RAD USA for 7 years and head of R&D for 9 years. Mr, Presler holds B,Sc in Electric Engineering from Ben Gurion University of the Negev, Israel.

SHAY GOLDSTEIN has been a director of our Company since April 15, 2005, and has been serving as our Chief Medical Officer since December 7, 2005. From April 15, 2005 until December 6, 2005, Dr. Goldstein served as the Company's Chairman, Chief Executive Officer, and Secretary. Between April 2003 and January 2005, Dr. Goldstein was the manager of the marketing programs of Rimed Ltd., an Israeli-based company that specializes in the development of advanced neuro-diagnostic medical equipment. Between February 2004 and February 2005, Dr. Goldstein was a consultant to Silicom Ventures, a company that provides financing to businesses involved in the life science and medical technologies industries. Between June 2002 and September 2003, Dr. Goldstein was the manager of the business development and marketing programs of Medidactic, an Israeli-based company that provides marketing services to businesses involved in the life science and medical technology industries. Between September 2001 and June 2002, Dr. Goldstein was the manager of the business development and marketing programs of Medidactic. Ltd, an Israeli-based company that provides marketing and training services to businesses involved in the life science and medical technology industries. Between December 2000 and August 2001, Dr. Goldstein was the manager and a co-founder of Renaissance Biomedical Solutions, an Israeli-based company involved in the development of a biochemical delivery system for the treatment of neurodegenerative diseases. Between July 1999 and December 2000, Dr. Goldstein was a doctor at the Israel National Institute of Forensic Medicine. Dr. Goldstein has a Doctor of Medicine degree from the Israel Institute of Technology.

TAMAR TZABAN-NUHOMOV has been a director of our Company since May 4, 2005. Mr. Martinez has extensive experience in the life sciences field. He is currently a researcher and lecturer at Tel Aviv University as a PhD student, with a focus on cellular engineering, biomaterials, and bio-fluid mechanics in physiology and pathology. From September 1999 until November 2004, Mr. Martinez was a researcher, assistant and lecturer at Tel Aviv University as a PhD student in bio-medical engineering. Between March 2002 and August 2002, Mr. Martinez was a consultant to Barnev, focusing on the development of biological binding methods of electronic devices to human tissues. Between October 2001 and August 2002, Mr. Martinez participated in the marketing initiatives of Statice Sante. From February 2001 until April 2001, Mr. Martinez was a consultant for PowerPaper, focusing on its medical applications. In January 2001, Mr. Martinez provided services to Florence Medical relating to the design and proceeding of measurement of mechanical properties of living tissues. From September 1999 until October 2001, Mr. Martinez was a project manager at Slo-Flo, where he was responsible for the development of an intra-vaginal delivery device. From March 1999 until July 2001, Mr. Martinez was a project manager and integrator at Meduck, where he was responsible for the development of multi-disciplinary medical instrumentations (software, hardware and sensors). Since January 2005, Mr. Martinez has been a director of Gammacan International Inc., a pharmaceutical company, and has been a member of its audit committee.

JEAN-PIERRE ELISHA MARTINEZ has been a director of our Company since May 4, 2005. Mr. Martinez has extensive experience in the life sciences field. He is currently a researcher and lecturer at Tel Aviv University as a PhD student, with a focus on cellular engineering, biomaterials, and bio-fluid mechanics in physiology and pathology. From September 1999 until November 2004, Mr. Martinez was a researcher, assistant and lecturer at Tel Aviv University as a PhD student in bio-medical engineering. Between March 2002 and August 2002, Mr. Martinez was a consultant to Barnev, focusing on the development of biological binding methods of electronic devices to human tissues. Between October 2001 and August 2002, Mr. Martinez participated in the marketing initiatives of Statice Sante. From February 2001 until April 2001, Mr. Martinez was a consultant for PowerPaper, focusing on its medical applications. In January 2001, Mr. Martinez provided services to Florence Medical relating to the design and proceeding of measurement of mechanical properties of living tissues. From September 1999 until October 2001, Mr. Martinez was a project manager at Slo-Flo, where he was responsible for the development of an intra-vaginal delivery device. From March 1999 until July 2001, Mr. Martinez was a project manager and integrator at Meduck, where he was responsible for the development of multi-disciplinary medical instrumentations (software, hardware and sensors). Since January 2005, Mr. Martinez has been a director of Gammacan International Inc., a pharmaceutical company, and has been a member of its audit committee.

GILAD YOELI has been a director of our Company since June 9, 2005. Mr. Yoeli is a certified public accountant in Israel. Since 2002, he has served as the Chief Financial Officer of CoreFlow Ltd., an Israeli company engaged in aeromechanical subsystems for flat panel display and for semiconductors capital equipment industries. Prior to 2002 Mr. Yoeli was a senior manager at Ernst & Young Israel (Kost Forer, Gabbay & Kasierer) in the high-tech practice area. Mr. Yoeli holds a B.A. in economics from Haifa University.

BOARD COMMITTEES

         AUDIT COMMITTEE On June 9, 2005 the board of directors establish an audit committee and designated Mr. Yoeli and Mr. Martinaz as members of the committee.

         COMPENSATION COMMITTEE. On June 9, 2005, the board of directors established compensation committee and designated Mr. Yoeli and Mr. Martinaz as members of the committee.

CODE OF ETHICS

         Because we are an early-development stage company with limited resources, we have not yet adopted a "code of ethics", as defined by the SEC, that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and persons performing similar functions. We are in the process of drafting and adopting a Code of Ethics.

DIRECTOR COMPENSATION

         Our directors are entitled to receive $400 for each board meeting attended. The fee increases to $500 if the aggregate investment exceeds $3,000,000 after said date.

                             EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation for services paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal year. We refer to all of these officers collectively as our "named executive officers."

                           Summary Compensation Table

                                                                                 LONG TERM COMPENSATION
                                   ANNUAL COMPENSATION                         AWARDS                   PAYOUTS
                                                                      Securities
                                                          Other      Restricted       Under-
       Name And                                          Annual         Stock         Lying       LTIP       All Other
      Principal                  Salary      Bonus      Award(s)    Compensation     Options/    Payouts   Compensation
      Position      Year           ($)        ($)         ($)            ($)         SARs (#)       ($)        ($)
---------------   --------      ---------   ---------   ---------   ------------   -----------   -------   ------------
Amnon Presler,        2005 (1)  $  10,219           0           0             --            --        --             --
Chief Executive
Officer

Dr. Shay              2005 (2)  $  64,774           0           0      2,659,449            --        --             --
Goldstein,
Former CEO

Shmuel                2004 (3)          0           0           0             --            --        --             --
Shneibalg             2003              0           0           0             --            --        --             --
Former CEO
                  --------      ---------   ---------   ---------   ------------   -----------   -------   ------------

(1) Mr. Amnon Presler has been serving as the Chief Executive Officer since December 7, 2005. On March 31, 2006 the board of directors resolved to grant an aggregate of 2,659,449 stock options to Amnon Presler for future services exercisable at a price per share equal to 90% of the last transaction price quoted for such date by the NASDAQ system on the NASDAQ National Market as of the stock Option Agreement date, according to the plan. These options vest over the three year period commencing December 1, 2005.
(2) Dr. Shay Goldstein served as the Company's Chief Executive Officer, Chairman, Secretary, and Director from April 15, 2005 until December 7, 2005. On such date, he resigned as Chief Executive Officer and was appointed as the Company's Chief Medical Officer. On March 12, 2005, he resigned as the Chairman, and Secretary. Dr. Shay Goldstein continues to serve as a director of the Company.
(3) Mr. Shneibalg was the Chief Executive Officer and a director until April 15, 2005, when he was replaced by Dr. Shay Goldstein. Mr. Shneibalg owns 120,000 shares of the Company's common stock.

STOCK OPTIONS GRANTS

         On September 15, 2005, pursuant to our 2005 Employees/Consultants/Directors Stock Compensation Plan, we authorized the grant of stock options under Section 102 of the Israeli Income Tax Ordinance for the purchase of an aggregate of 5,318,893 shares of our common stock to each of our directors in the following amounts set forth next to their names: Jean-Pierre Elisha Martinez - 265,945; Gilad Yoeli - 265,945; Tamar Tzaban Nuhomov - 2,127,557; and Shay Goldstein - 2,659,446. The exercise price of such stock options is $0.10 per share. The granting of such stock options is subject to the approval of the appropriate Israeli tax authorities and the appointment of a trustee pursuant to Section 102 of the Israeli Income Tax Ordinance. The options are not exercisable for at least one year after the date of grant.

         On January 10, 2006 pursuant to our 2005 Employees/Consultants/Directors Stock Compensation Plan, we authorized the grant of stock options under Section 102 of the Israeli Income Tax Ordinance, to add to the current board members' Mr. Martinez and Mr. Yoeli 137,847 options (0.25% out of 60 138, 923 issued and outstanding shares of the company), at an exercise price per share equal to 90% of the last transaction price quoted for such date by the OTC Bulletin Board, as of theStock Option Agreement date, according to our 2005 Employees/Consultants/Directors Stock Compensation Plan.

         On March 31, 2006 the board of directors resolved to grant an aggregate of 2,659,449 stock options to Amnon Presler for future services exercisable at a price per share equal to 90% of the last transaction price quoted for such date by the NASDAQ system on the NASDAQ National Market as of the stock option Agreement date, according to the plan. These options vest over the three year period commencing December 1, 2005.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

AMNON PRESLER

         On December 7, 2005, we entered into an employment agreement with Amnon Presler, pursuant to which Mr. Presler was engaged as our Chief Executive Officer and the Chief Executive Officer of our wholly owned subsidiary, Oriens Life Sciences (Israel), Ltd. As compensation for his services, Mr. Presler shall receive a monthly salary as follows: During the first two months, the monthly salary shall be $7,500; thereafter the monthly salary shall be $8,500. In addition, Mr. Presler shall receive a bonus of $8,500 if the aggregate investments we receive after the date of his employment agreement exceed $4,000,000. Mr. Presler shall also be entitled to participate in the employee stock option plan to be adopted by us as well as vacation, insurance benefits, and use of a company automobile.

         The term of Mr. Presler's employment shall continue until terminated by either party as provided in the employment agreement. We may terminate the employment agreement without notice for cause or in the event Mr. Presler becomes disabled. Either party may terminate the employment agreement without cause, for any reason whatsoever, upon 30 days notice within the first year of Mr. Presler's employment and upon 90 days prior written notice thereafter.

            During the term of the employment agreement and for a period of one year thereafter, Mr. Presler shall not compete with our subsidiary nor solicit any of our subsidiary's employees or customers. Mr. Presler agreed to hold our subsidiary's confidential information in strict confidence.

DR. SHAY GOLDSTEIN

         On May 31, 2005, Dr. Shay Goldstein entered into an employment agreement with our subsidiary. Pursuant to such employment agreement, Dr. Goldstein served as the Chief Executive Officer of our subsidiary, commencing as of May 1, 2005 and continuing until terminated by either party thereto. As compensation for his services, Dr. Goldstein received a monthly salary equal to $6,000 per month for the first three months, $7,500 per month during the fourth through sixth months, and $8,500 per month thereafter. Dr. Goldstein also received various insurance and retirement benefits. In addition, Dr. Goldstein will receive a bonus of $8,500 if investments we receive exceed $4,000,000 in the aggregate.

            On December 7, 2005, Dr. Goldstein's employment agreement was amended to provide that Dr. Goldstein shall be employed as our Chief Medical Officer and the Chief Medical Officer of our subsidiary instead of as their Chief Executive Officer. Dr. Goldstein's salary was changed from $8,500 per month to $8,000 per month, effective as of December 1, 2005. All other provisions of the employment agreement remained unchanged.

TAMAR TZABAN-NAHOMOV

         On June 7, 2005, our subsidiary entered into a Consulting Agreement with Tamar Tzaban-Nuhomov. Pursuant to such consulting agreement, Ms. Nuhomov shall be engaged by our subsidiary as a consultant to provide our subsidiary with advisory services, concerning such financial matters as shall be reasonably requested by our subsidiary from time to time. The term of such engagement commenced as of May 15, 2005, and will continue until terminated by either party, for any reason whatsoever, upon 30 days' prior written notice. As compensation for her services, Ms. Nuhomov will be paid a monthly fee equal to
(a) $3,500 for every month in which Ms. Nuhomov performs services for our subsidiary for at least 20 weekly working hours, but no more than 25 weekly working hours; or (b) $5,000 for every month in which Ms. Nuhomov performs services for our subsidiary for at least 25 weekly working hours.

         On October 30, 2005, our subsidiary entered into an employment agreement with Ms. Nuhomov, pursuant to which Ms. Nuhomov shall be employed as the Chief Financial Officer of our subsidiary. As compensation for her services, Ms. Nuhomov shall receive a monthly salary as follows: During the first two months, the monthly salary shall be $6,000; during the third through fourth months, the monthly salary shall be $7,000; and thereafter the monthly salary shall be $7,700. The salary shall be paid in the currency of Israel translated pursuant to the official representative rate of exchange of the US$ as published by the Bank of Israel on the payment date. Ms. Nuhomov also shall be entitled to participate in the employee stock option plan to be adopted by us as well as vacation, insurance benefits, and use of a company automobile. The term of the employment commenced as of September 1, 2005 and shall continue until terminated by either party as provided in the employment agreement. Our subsidiary may terminate Ms. Nuhomov's employment agreement without notice for cause or in the event Ms. Nuhomov becomes disabled. Either party may terminate the employment agreement without cause, for any reason whatsoever, upon 30 days notice within the first year of the employment and upon 90 days prior written notice thereafter.

            On December 7, 2005, Ms. Nuhomov's employment agreement was amended for the purpose of changing Ms. Nuhomov's salary to $8,000 per month, commencing as of December 1, 2005 and continuing throughout the term of her employment. All other provisions of the employment agreement remained unchanged.

INDEMNITY AGREEMENTS

         On June 7, 2005, we entered into a separate indemnity agreement with each of Dr. Shay Goldstein, Tamar Tzaban-Nahumov, and Jean Pierre Elisha Martinez. The substantive terms of each indemnity agreement are identical. Pursuant to such indemnity agreement, we shall indemnify the indemnitee for all liabilities and damages that may be incurred by the indemnitee in connection with his or her position as our director or officer and/or an director or officer of our subsidiary, as the case may be. Such indemnity will be effective unless proved that such liabilities arose as a result of the indemnitee's breach of his or her fiduciary duties, and such breach involved intentional misconduct, fraud, or a knowing violation of law.

         On January 10, 2006 we entered into a separate indemnity agreement with Amnon Presler, which agreement was identical to the terms described above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         We believe that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. Our policy requires that all related parties recuse themselves from negotiating and voting on behalf of our company in connection with related party transactions.

         On February 5, 2006, we appointed Dr. Yigal Koltin as a director. On the same date, we entered into a letter agreement with Dr. Koltin, which set forth Dr. Koltin's duties and compensation for his services as a director, and an indemnity agreement, pursuant to which we agreed to indemnify Dr. Koltin to the fullest extent permitted by law for liabilities which he may incur in his service as director. On the same date, we entered into a consulting agreement with Dr. Koltin and our subsidiary, Oriens Life Sciences (Israel), Ltd., pursuant to which Dr. Koltin shall provide additional consulting services to us and our subsidiary. Dr. Koltin resigned from his position as director on March 8, 2006, and the foregoing agreements were terminated on such date. No payments were made to Dr. Koltin pursuant to any of the foregoing agreement. Dr. Koltin agreed to act as a consultant when we request at the rate of $300 per hour.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of May 1, 2006 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

         Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

         The percentages below are calculated based on 60,138,923 issued and outstanding shares of common stock. Unless indicated otherwise, the address for each person named is c/o Safetek International, Inc., 23 Aminadav St., Tel Aviv, Israel 67898.


Name of                                  Number of Shares          Percentage of
Beneficial Owner                         Beneficially Owned            Class

Amnon Presler (1)                                  0                       *

Tamar Tzaban-Nahomov (2)                           0                       *

Jean-Pierre Elisha Martinez (3)                    0                       *

Dr. Shay Goldstein (4)                             0                       *

Gilad Yoeli (5)                                    0                       *

All Executive Officers and Directors               0                       *
as a Group (5 persons)

* Less than 1%

(1) Amnon Preseler is the holder of 2,659,449 options to purchase common stock, but none of such options have vested.
(2) Tamar Tzaban Nuhomov is the holder of 2,127,557 options to purchase common stock, but none of such options have vested.
(3) Jean-Pierre Elisha Martinez is the holder of 588,888 options to purchase common stock, but none of such options have vested.
(4) Dr. Shay Goldstein is the holder of 2,659,446 options to purchase common stock, but none of such options have vested.
(5) Gilad Yoeli is the holder of 588,888 options to purchase common stock, but none of such options have vested.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

         We are authorized to issue up to 500,000,000 shares of common stock, par value $.0001. As of May 1, 2006, there were 60,138,923 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Certificate of Incorporation, as amended, incorporates certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. These provisions do not eliminate a director's duty of care. Moreover, the provisions do not apply to claims against a director for violations of certain laws, including federal securities laws.

         Our Certificate of Incorporation, as amended, also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the General Corporation Law of Delaware. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o        privately-negotiated transactions;
         o short sales that are not violations of the laws and regulations of any state or the United States;
         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
         o        through the writing of options on the shares;
         o        a combination of any such methods of sale; and
         o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and
         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must

         o obtain financial information and investment experience objectives of the person; and
         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and
         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                  Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial   Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership    Common Stock    After the      After
        Name            Notes              Full       Prospectus    Before the   Owned Before    Offering     Offering
                      and/or Warrants*   Conversion       (1)       Offering**    Offering**        (4)          (4)
---------------------  ---------------   ----------   ------------  ------------  ----------     ---------    ----------
AJW Offshore, Ltd.(3)  10,263,890        16.45%       Up to         3,158,544(2)    4.99%          --            --
                                                      20,527,779
                                                      shares of
                                                      common stock
---------------------  ---------------   ----------   ------------  ------------  ----------     ---------    ----------
AJW Qualified           6,196,348         9.34%       Up to         3,158,544(2)    4.99%          --            --
Partners, LLC (3)                                     12,392,696
                                                      shares of
                                                      common stock
---------------------  ---------------   ----------   ------------  ------------  ----------     ---------    ----------
AJW Partners, LLC        2,261,857         3.62%      Up to         3,158,544(2)    4.99%          --            --
(3)                                                   4,523,714
                                                      shares of
                                                      common stock
---------------------  ---------------   ----------   ------------  ------------  ----------     ---------    ----------
New Millennium             285,108         0.06%      Up to         3,158,544(2)    4.99%          --            --
Capital Partners                                      570,216
II, LLC (3)                                           shares of
                                                      common stock
---------------------  ---------------   ----------   ------------  ------------  ----------     ---------    ----------


* This column represents an estimated number based on a conversion price as of a recent date of May 1, 2006 of $0.042, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

 (1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the Callable Secured Convertible Notes, if the Callable Secured Convertible Notes had actually been converted on May 1, 2006, the conversion price would have been $0.042.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the Callable Secured Convertible Notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their Callable Secured Convertible Notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the Callable Secured Convertible Notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) Assumes that all securities registered will be sold.

                       TERMS OF SECURED CONVERTIBLE NOTES

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on November 18, 2005 for the sale of (i) $750,000 in Callable Secured Convertible Notes and (ii) warrants to buy 1,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these Callable Secured Convertible Notes and warrants. The investors are obligated to provide us with an aggregate of $750,000 as follows:

         o        $250,000 was disbursed on November 18, 2005;

         o $250,000 will be disbursed within five days of the filing of this prospectus; and

         o $250,000 will be disbursed within five days of this prospectus being declared effective.

         Accordingly, we have received a total of $250,000 pursuant to the Securities Purchase Agreement. The funds from the sale of the Callable Secured Convertible Notes will be and are being used for business development purposes, business acquisitions, working capital needs, pre-payment of interest, payment of consulting and legal fees and borrowing repayment.

         The Callable Secured Convertible Notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.15 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the Callable Secured Convertible Notes is due upon default under the terms of Callable Secured Convertible Notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.30 per share. In addition, the conversion price of the Callable Secured Convertible Notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.30 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the Callable Secured Convertible Notes issued pursuant to the Securities Purchase Agreement, dated November 18, 2005.

         Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

         The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

         A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION

         The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the Callable Secured Convertible Notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $750,000 of Callable Secured Convertible Notes on May 1, 2006, a conversion price of $0.042 per share, the number of shares issuable upon conversion would be:

$750,000/$(50%*0.0833) =  18,007,203 shares

         Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the current market price, as of May 1, 2006 of $0.15.

                                                     Number             % of
% Below        Price Per        With Discount      of Shares         Outstanding
Market           Share             at 50%           Issuable            Stock
-------        ---------        -------------     -----------        -----------

25%             $0.0625            $0.0312         96,038,415           61.49%
50%             $0.0417            $0.0208        144,057,623           70.55%
75%             $0.0208            $0.0104        288,115,246           82.73%

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

                                  LEGAL MATTERS

         Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

         Our consolidated financial statements for the years ended December 31, 2005 and 2004, have been included herein in reliance upon the report of Sherb & Co., LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of The Certo Group Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected by public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS
                   SAFETEK INTERNATIONAL, INC. AND SUBSIDIARY
                                TABLE OF CONTENTS




Report of Independent Registered Public Accounting Firm                     F-1

Financial Statements:

         Consolidated Balance Sheet                                         F-2

         Consolidated Statements of Operations                              F-3

         Consolidated Statements of Changes in  Stockholders' Deficit       F-4

         Consolidated Statements of Cash Flows                              F-5


         Notes to Financial Statements                                      F-6

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


THE BOARD OF DIRECTORS
SAFETEK INTERNATIONAL, INC. AND SUBSIDIARY


We have audited the accompanying consolidated balance sheet of Safetek International, Inc. and Subsidiary as of December 31, 2005 and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years ended December 31, 2005 and 2004 and for the period from April 16, 2005 through December 31, 2005 (development stage). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Safetek International, Inc. and Subsidiary as of December 31, 2005 and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and for the period from April 16, 2005 through December 31, 2005 (development stage) in conformity with accounting principles generally accepted in the United States of America.


The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced recurring net operating losses. At December 31, 2005, the Company continues to experience a working capital deficit and also has a stockholder deficit of $3,103,260. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.


                                                            /s/ Sherb & Co., LLP
Boca Raton, Florida
April 14, 2006

                   SAFETEK INTERNATIONAL, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                  DECEMBER 31,
                                      2005


                                     ASSETS
CURRENT ASSETS
  Cash & Cash Equivalents                                     $    294,348
  Trading Securities                                               122,162
  Other Receivable                                                  16,094
  Prepaid Expenses                                                  24,253
  Other Current Assets                                              54,906
                                                              ------------

                              TOTAL CURRENT ASSETS                 511,763

AVAILABLE-FOR-SALE SECURITIES                                        5,490
PROPERTY AND EQUIPMENT, NET                                         15,247
Other                                                                4,744
Debt Financing Cost, Net of Amortization                            57,717

                                                              ------------
   TOTAL ASSETS                                               $    594,961
                                                              ============
        LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts Payable                                            $     89,918
  Accrued Expenses                                                 131,067
  Accrued Payroll and Related Expenses                              50,259
  Loans Payable                                                     69,647
  Convertible Debentures, Net                                        6,911
  Warrants, net                                                        624
  Derivative Liability -  Convertible Debentures and
  Warrants                                                         860,567
  Derivative Liability - Warrants, Current Portion               1,096,059
                                                              ------------

                               TOTAL CURRENT LIABILITIES         2,305,052

OTHER
  Derivative Liability -  Warrants                               1,160,769

  Redeemable  Convertible  Preferred  Shares (4,648 shares,
  par value $ .0001,  redeemable prior to February 21, 2002
  at $50 per share)
  50,000,000 shares authorized at December 31, 2005                232,400
                                                              ------------

           TOTAL OTHER LIABILITIES                               1,393,169

                                                              ------------
TOTAL LIABILITIES                                                3,698,221
                                                              ============

STOCKHOLDERS' DEFICIT:
  Common Stock, $.0001 Par Value Authorized
  500,000,000 Shares, Issued and Outstanding
  60,138,923 at December 31, 2005                                    6,014
  Additional Paid in Capital                                     5,435,726
  Accumulated Deficit Through April 15, 2005**                  (4,250,580)
  Deficit Accumulated During the Development Stage              (2,910,309)
  Deferred Compensation                                         (1,384,111)
                                                              ------------

                            TOTAL STOCKHOLDERS' DEFICIT         (3,103,260)
                                                              ------------
      TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT             $    594,961
                                                              ============

*Commencement of development stage

                   SAFETEK INTERNATIONAL, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                Cumulative
                                                                               for the Period
                                                                               From April 16,
                                                                                   2005*
                                                Year Ended     Year Ended         Through
                                               December 31,    December 31,     December 31,
                                                   2004            2005            2005
                                               ------------    ------------    --------------
OPERATING EXPENSES
  Payroll and Related Expenses                 $         --    $    144,600    $      144,600
  Office & General Expenses                          37,400          75,092            71,282
  Professional Fees                                      --         304,984           292,984
  Business Development Cost                              --          40,324            40,324
                                               ------------    ------------    --------------

TOTAL OPERAING EXPENSES                             (37,400)       (565,000)         (549,190)
                                               ------------    ------------    --------------


  LOSS FROM OPERATION                               (37,400)       (565,000)         (549,190)
                                               ------------    ------------    --------------

OTHER INCOME (EXPENSES)
  Income from Cancellation of
  Indebedtness                                           --         212,432           212,432
  Gain from Securities                                                9,001             9,001
  Exchange Rate Loss                                     --         (11,734)          (11,734)
  Interest Expenses Convertible
  Debentures                                         87,427          (5,001)           (2,301)
  Interest Income                                                     1,616             1,616
  Amortization of Convertible Debentures and
  Warrants Discount                                                  (9,817)           (9,817)
  Derivative Liability Expenses                                  (2,560,316)       (2,560,316)
                                               ------------    ------------    --------------

TOTAL OTHER INCOME (EXPENSES)                            --      (2,363,819)       (2,361,119)

NET  (LOSS)                                    $   (124,828)   $ (2,928,819)   $   (2,910,309)
                                               ============    ============    ==============

NET(LOSS) PER SHARE
  Basic & Diluted Per
  Common  Shares                               $         --    $      (0.06)   $       (0.053)
                                               ------------    ------------    --------------

WEIGHTED AVERAGE NUMBER OF
  Shares Outstanding -
  Basic and Diluted*                                659,518      48,222,817        54,734,819
                                               ------------    ------------    --------------

*Commencement of development stage

                   SAFETEK INTERNATIONAL, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                                                                                                       DEFICIT
                                                       COMMON STOCK                   ACCUMULATED    ACCUMULATED
                                       -----------------------------------------   -------------------------------
                                                                    ADDITIONAL          DEFICIT       DURING THE
                                        NUMBER OF        PAR         PAID-IN            DEFERRED     THROUGH APRIL
                                          SHARES        VALUE        CAPITAL          COMPENSATION      15, 2005
                                       -----------   -----------   -----------        ------------    -----------
BALANCE AT DECEMBER 31, 2003                 382,472   $        38   $   3,382,520*   $         --    $(4,107,242)
                                       =============   ===========   =============    ============    ===========

Shares Issued for Services                    17,000             2          20,398              --             --

Shares Issued on Reverse Stock Split         240,069            24             (24)             --             --

Shares Issued for Repayment of Loan
  Due to Stockholder                         100,000            10         119,990              --             --

Net Loss for the Year                             --            --              --              --       (124,828)
                                       -------------   -----------   -------------    ------------    -----------
BALANCE AS OF DECEMBER 31, 2004              739,541            74       3,522,884*              --     (4,232,070)
                                       =============   ===========   =============    ============    ===========

Shares Issued on January 21, 2005         37,369,500         3,737          33,633              --             --

Shares Converted from Subordinated                --
  Convertible Redeemable Debentures
  on March 10, 2005                        1,800,000           180          14,220              --             --

Shares Converted from Subordinated                --

Convertible Redeemable Debentures on
  April 8, 2005                            13,100,00         1,310         103,490              --             --

Shares Issued for Services 0n
  April 14, 2005                             179,000            18             161              --             --

Shares Issued on Reverse Stock Split
  April 27,2005                                  882            --              --              --             --

Shares and Warrants Issued on
  August 10, 2005                          1,850,000           185         184,815              --             --

Shares Issued As Issuance Fee                100,000            10           9,990              --             --

Issuance Fee                                      --            --         (10,000)                             --

Warrants Fair Value                               --            --        (307,078)                             --
Shares and Warrants Issued on
  December 1, 2005                         2,500,000           250         249,750              --             --

Shares and warrants issued on
  December 13,2005                         2,500,000           250         249,750              --             --

Deferred Compensation                             --            --       1,384,111      (1,384,111)            --

Net Loss for the Period                           --            --              --              --        (18,510)
                                       -------------   -----------   -------------    ------------    -----------
BALANCE AS OF DECEMBER 31, 2005            60,138,92   $     6,014   $   5,435,726      (1,384,111)    (4,250,580)
                                       =============   ===========   =============    ============    ===========

  * Adjusted (see note 2)





                                       DEVELOPMENT     STOCKHOLDERS'
                                           STAGE          DEFICI
                                       -----------     -------------
BALANCE AT DECEMBER 31, 2003           $               $   (724,684)*
                                       ===========     ============

Shares Issued for Services                      --           20,400

Shares Issued on Reverse Stock Split            --               --

Shares Issued for Repayment of Loan
  Due to Stockholder                            --          120,000

Net Loss for the Year                           --         (124,827)
                                       -----------     ------------
BALANCE AS OF DECEMBER 31, 2004                 --         (709,112)*
                                       ===========     ============

Shares Issued on January 21, 2005               --           37,370

Shares Converted from Subordinated
  Convertible Redeemable Debentures
  on March 10, 2005                             --           14,400

Shares Converted from Subordinated

Convertible Redeemable Debentures on
  April 8, 2005                                 --          104,800

Shares Issued for Services 0n
  April 14, 2005                                --              179

Shares Issued on Reverse Stock Split
  April 27,2005                                 --               --

Shares and Warrants Issued on
  August 10, 2005                               --          185,000

Shares Issued As Issuance Fee                   --           10,000

Issuance Fee                                    --          (10,000)
                                                       ------------
Warrants Fair Value                             --         (307,078)
Shares and Warrants Issued on
  December 1, 2005                              --          250,000

Shares and warrants issued on
  December 13,2005                              --          250,000

Deferred Compensation                           --               --

Net Loss for the Period                 (2,910,309)      (2,928,819)
                                       -----------     ------------
BALANCE AS OF DECEMBER 31, 2005        $(2,910,309)      $(3103,260)
                                       ===========     ============
  * Adjusted (see note 2)

                   SAFETEK INTERNATIONAL, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       PERIOD FROM
                                                                                        APRIL 16,
                                                       FOR THE YEAR    FOR THE YEAR       2005*
                                                          ENDED           ENDED          THROUGH
                                                         DECEMBER        DECEMBER      DECEMBER 31,
                                                          31,2004         31,2005          2005
                                                       ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss for the period                           $   (124,827)   $ (2,928,819)   $ (2,910,309)

  ADJUSTMENT REQUIRED TO REFLECT THE CASH FLOWS
  USED IN OPERATING ACTIVITIES
    Depreciation                                                 --           1,228           1,228
    Stock Issued for Services                                20,400             179             179
    Income from Cancellation of Indebtedness                     --        (212,432)       (212,432)
    Amortization of Prepaid D&O Insurance                        --          30,581          30,581
    Non Cash Interest Expenses                               87,427           5,001           5,001
    Debentures Derivative Liability Expenses                     --       2,560,316       2,560,316
    Amortization of Debentures and
    Warrants Discount                                            --           9,817           9,817
    Other                                                        --          (4,256)         (4,256)
  CHANGES IN ASSETS AND LIABILITIES
    Increase in  Trading Securities                              --        (117,906)       (117,906)
    (Increase) in Prepaid Expenses                               --         (54,834)        (54,834)
    (increase)in Account Receivable                              --         (16,094)        (16,094)
    Increase in Account Payable                              10,000          42,342          36,342
    Increase in Accrued Expenses                                 --         128,767         126,067
    Increase in Accrued Payroll and Related Expenses             --          50,263          50,263
                                                       ------------    ------------    ------------
NET CASH USED IN OPERATING ACTIVITIES                        (7,000)       (505,847)       (496,037)
                                                       --------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchase of Property and Equipment                             --         (16,475)        (16,475)
  Advance payment to Matrix                                      --         (25,000)        (25,000)
  Loan to Serapis                                                --         (29,906)        (29,906)
  Other Long Term Assets                                         --          (4,744)         (4,744)
  Available-For-Sale Securities                                  --          (5,490)         (5,490)
                                                       ------------    ------------    ------------

NET CASH  USED IN INVESTING ACTIVITIES                           --         (81,615)        (81,615)
                                                       --------------------------------------------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceed from Issuance of Shares
  and Warrants, Net of Issuance Expenses                                    722,370         685,001
  Proceeds from Issuance of Debentures,
    Net of Issuance Expenses                                                190,000         190,000
  Payments on Debentures                                                    (15,827)             --
  Proceeds from Loans Payable                                 7,000              --              --
  Payments on Loan Payable                                                  (14,733)         (3,001)
                                                       ------------    ------------    ------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                    7,000         881,810         872,000
                                                       --------------------------------------------

INCREASE IN CASH AND CASH EQUVALENTS                             --         294,348         294,348

BALANCE OF CASH AND CASH EQUIVALENTS
AT THE BEGINNING OF YEAR                                         --              --              --
                                                       ------------    ------------    ------------

BALANCE OF CASH AND CASH EQUIVALENTS                             --
                                                       --------------------------------------------
AT THE END OF YEAR                                               --         294,348         294,348
                                                       --------------------------------------------

                   SAFETEK INTERNATIONAL, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND DESCRIPTION OF BUSINESS

         Safetek International, Inc. (the "Company") was incorporated in April 1988 under the name Theoretics, Inc. The Company reorganized in May 2001 for the purpose of providing embryonic companies with good concepts and promising patented ideas. During the years 2002-2004 the Company did not have any business activity.

         As of April 15, 2005, Dr. Goldstein was appointed as the Company's Chairman, Chief Executive Officer and Secretary, and since then the Company has been focusing on screening new technologies in the life sciences and health care fields. On May 17, 2005, the Company established an Israeli wholly owned subsidiary under the laws of the State of Israel, called "Oriens Life Sciences Ltd. (the "Subsidiary") , to serve as a platform for the Company to screen the Israeli life sciences and health care industry and identify, analyze, and acquire or invest in technologies in this field.

         In accordance with Financial Accounting Standards Board (FASB) No. 7, the Company is considered a development stage company, beginning on April 16, 2005, the date it commenced with its new business activity.

         During the fiscal year ended December 31, 2005, the Company signed 4 term sheets to purchase technologies in the life science field. In due course, on January 4, 2006, the Company closed on a transaction contemplated by the Exclusive Patent and Know How License Option Agreement dated December 28, 2005 with Matrix Pharma Inc., a Delaware corporation ("Matrix"). Pursuant to the Agreement, the Company acquired from Matrix an option to purchase an exclusive, world-wide license in all of Matrix's intellectual property rights in its Thrombin inhibition compounds. The option will expire on March 31, 2005. After the balance date the Company signed an extension agreement with Matrix (see also note 18)

         On March 23, 2006, the Company entered into a term sheet with Resdevco Ltd, a company incorporated under the laws of Israel ("Resdevco"). The term sheet sets forth the principal terms of a proposed agreement between the Company and Resdevco, pursuant to which Resdevco will grant the Company an exclusive, worldwide license in Resdevco's Antioxidant salicylate compounds. (See also note 18)

         The Company currently invests its efforts in exercising at least one or more term sheet and in negotiations to acquire or invest in other technologies and in raising funds in order to establish the potential term sheets/agreements.

         As of December 31, 2005, the Company has an accumulated deficit of $7,160,889. Our prospects must therefore be evaluated in light of the problems, expenses, delays and complications associated with the financial situation of the Company. The Company is in the process of raising funds to finance its activities, including without limitation, the completion of the above described prospective transactions, and other potential technology purchases. The Company requires funds in order to finance its current activities and in order to begin the development of these technologies if and when the definitive agreements will be executed.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         ACCOUNTING PRINCIPLES

         The consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States of America ("U.S. GAAP").

         GOING CONCERN

         As of December 31, 2005, we have cash on hand of approximately $294,348 which we received for securities issuance. This amount is inadequate for us to effectuate our planned activities during the next 12 months. Accordingly, we may be unable to continue operations in the future as a going concern. Our plans to deal with this uncertainty include raising additional capital or entering into a strategic arrangement with a third party. There can be no assurance that our plans can be realized. There can be no assurance that we will be able to obtain additional financing if and when needed or that, if available, financing will be on acceptable terms. Additional equity financings may be dilutive to holders of our common stock and debt financing, if available, and may involve significant payment obligations and covenants that restrict how we operate our business.

         Certain conditions raise substantial doubt about the Company's ability to continue as a going concern beyond the next twelve (12) month period. As of December 31, 2005 the Company had stockholders' deficit of $3,103,260 and an accumulated deficit of $7,160,889. Our balance sheet as of December 31, 2005 reflects total liabilities of $3,698,221. The Company needs to obtain additional financing to fund payment of its obligations and to provide working capital for operations.

         USE OF ESTIMATES

         The preparation of these financial statements requires our management to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. We continually evaluate the accounting policies and estimates we use to prepare the consolidated financial statements. We base our estimates on historical experiences and assumptions believed to be reasonable under current facts and circumstances. Actual amounts and results could differ from these estimates made by Management. We do not participate in, nor have we created, any off-balance sheet special purpose entities or other off-balance sheet financing. In addition, we have not and do not anticipate entering into any derivative financial instruments for speculative purposes or use derivative financial instruments primarily for managing our exposure to changes in interest rates. Significant estimates include the useful life of property and equipment and the fair value of derivative liabilities.

         ADJUSTMENTS/RESTATEMENT

         As part of the quarterly report for the nine months ended September 30, 2005, the financial statements for the year ended December 31, 2004 were adjusted to reflect the proper accounting treatment accorded to the terms of subordinated convertible redeemable debentures that were issued in the years 2001 and 2002 (the "debentures") to add to the accumulated deficit $14,293 as a result of interest expense which should have been recorded for the fiscal year ended December 31, 2003. The interest was waived by the debentures holders during the third quarter of 2005, as a result, the Company recognized additional gain from cancellation of indebtedness of $14,293. $323,282 was charged to paid in capital and accumulated deficit in order to reflect a beneficial conversion feature charge that should have been recorded when the debentures were initially issued.

         The Company concluded that since there was no material effect on the results of operations and the balance sheet on the annual report for the fiscal year ended December 31, 2004, a restatement was not necessary.

         To reflect a correction in the number of shares issued and outstanding, the Company restated the weighted average number of shares outstanding (basic and diluted) as of the year ended December 31, 2004. The average number of shares was restated from 557,249 to 659,518. This was not a material difference and therefore for the year ended December 31, 2004 the restatement did not have a material effect on the net income (loss) per share.

         DEVELOPMENT STAGE COMPANY

         In accordance with Financial Accounting Standards Board (FASB) No. 7, the Company is considered a development stage company, beginning on April 16, 2005, the date it commenced with its new business activity.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the financial statements of the Company and its subsidiary. All material inter-company balances and transactions have been eliminated in consolidation.

         FUNCTIONAL CURRENCY

         The currency of the primary economic environment in which the operations of the Company and its subsidiary are conducted is the US dollar. A significant part of the Company's capital expenditures and most of its financing is in dollars. Most of the Company's expenses incurred in dollars and all intercompany balances are denominated in dollars. In addition, a substantial portion of the subsidiary's expenses are incurred in dollars. Thus, the functional currency of the Company and its subsidiary is the US dollar.

         Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in foreign currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For foreign transactions and other items reflected in the statements of operations, the following exchange rates are used: (1) for transactions - exchange rates at transaction dates or average rates and (2) for other items (derived from non-monetary balance sheet items such as depreciation) - historical exchange rates. The resulting transaction gains or losses are carried to financial income or expenses, as appropriate.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments, which include short-term bank deposits (up to three months from date of deposit) that are not restricted as to withdrawal or use, to be cash equivalents.

         INVESTMENTS IN SECURITIES

         The Company and its subsidiary account for securities in accordance with Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities"

         Securities that are bought and held principally for the purpose of selling them in the near term shall be classified as trading securities. Investments not classified as trading securities shall be classified as available-for-sale securities.

         Unrealized holding gains and losses for trading securities shall be included in earnings. Unrealized holding gains and losses for available-for-sale securities shall be excluded from earnings and reported in other comprehensive income until realized except in hedge transactions.

         PREPAID EXPENSES

         Prepaid expenses included are amortized over the service and contract period.

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost and depreciated by the straight-line method over the estimated useful lives of the assets.

         The useful lives of property and equipment for purposes of computing depreciation are:

                                                          YEARS
                                                          -----
         Computers and peripheral equipment                 3
         Leashold Improvements                              2
         Office furniture and equipment                     7
         Website                                            2

         OTHER LONG TERM ASSETS

         Other long term assets include deposits on leased property that will be applied toward the last three months of the three year leasing period.

         DEBENTURES

         The Company accounts for debentures that were issued in accordance with APB 14, SFAS 133 and EITF 00-19. Per APB 14, when Warrants are detachable from the debt instrument, and the warrants are used as security for the debt instrument, the proceeds from the sale of the debt instrument and the detachable warrants should be allocated between the warrants and the debt instrument.

         Paragraph 12 of Statement of Financial Accounting Standard No. 133 provides that in the case of contracts that do not in their entirety meet the definition of a derivative instrument such as bonds, insurance policies, and leases, any embedded derivative instruments shall be separated from the host contract and Accounted for as a derivative instrument.

         Paragraph 11(a) of Statement of Financial Accounting Standard No. 133 provides that contracts issued or held by a reporting entity that are both (1) indexed to its own stock and (2) classified in stockholders' equity in its statement of financial position, shall not be considered derivative instruments for purposes of this statement.

         EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," provides guidance in determining whether an embedded derivative which is indexed to its own stock would be classified in stockholders' equity in accordance with paragraph 11(a) of Statement of Financial Accounting Standard No. 133 or if it was freestanding. EITF Issue No. 00-19 excludes from its classification requirements "conventional instruments". Such instruments are defined in EITF 05-2 as: instruments that provide the holder with an option to convert into a fixed number of shares (or equivalent amount of cash at the discretion of the issuer) for which the ability to exercise the option is based on the passage of time or a contingent event should be considered "conventional" for purposes of applying Issue 00-19. Instruments that contain "standard" antidilution provisions would not preclude a conclusion that the instrument is convertible into a fixed number of shares. Standard antidilution provisions are those that result in adjustments to the conversion ratio in the event of an equity restructuring transaction (as defined in the glossary of Statement 123(R) 2 ) that are designed to maintain the value of the conversion option.

         WARRANTS

          The Warrants that the Company issued are presented at their fair value and classified as liabilities, according to paragraphs 20 and 24 of EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock".

          As a result of the terms of the debentures that the Company issued and since theoretically the debentures can be converted into a number of shares that will exceed the company's authorized shares if the Company's market price falls below 0.000569. (As of March 23, 2006 as reported on http://Bloomberg.com, the average bid and ask price was 0.25). All convertible instruments of the Company including warrants (but excluding employee stock options) are accounted as derivative liabilities.

         INCOME TAX

         The Company and its subsidiary account for income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". This Statement requires the use of the liability method of accounting for income taxes, whereby deferred tax asset and liability account balances are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiary provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

         BASIC AND DILUTED NET LOSS PER SHARE

         Basic and diluted net losses per common share are presented in accordance with FAS No. 128 "Earning per share" ("FAS 128"), for all periods presented. Outstanding warrants have been excluded from the calculation of the diluted loss per share because such securities have an anti-dilutive effect for all periods presented. The total number of shares of common stock outstanding excluded 19,922,417 warrants and options. In addition, 3,333,333, shares to be exercise into the Company Common stock by converting debentures that were issued and 1,000,000 shares upon a default event (calculated according the market price as of December 31 2005) for the year 2005. After the balance date the company also issued 370,192 options to employees.

         STOCK BASED COMPENSATION

         In December 2004, the Financial Accounting Standards Board ("FASB") issued the revised Statement of Financial Accounting Standards ("FAS") No. 123, "Share-Based Payment" (FAS 123R), which addresses the accounting for share-based payment transactions in which the Company obtains employee services in exchange for (a) equity instruments of the Company or (b) liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of such equity instruments. The Statement will be effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005, for small business issuers.

         The Company decided to adopt FAS 123R and to reflect the fair value of the options granted to employees during the year 2005.


         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         1. In December 2004, the Financial Accounting Standards Board ("FASB") issued the revised Statement of Financial Accounting Standards ("FAS") No. 123, Share-Based Payment (FAS 123R), which addresses the accounting for share-based payment transactions in which the Company obtains employee services in exchange for (a) equity instruments of the Company or (b) liabilities that are based on the fair value of the Company's equity instruments or that may be settled by the issuance of such equity instruments. This Statement eliminates the ability to account for employee share-based payment transactions using APB Opinion No. 25, Accounting for Stock Issued to Employees, and requires instead that such transactions be accounted for using the grant-date fair value based method. This Statement will be effective as of the beginning of the first annual reporting period that begins after December 15, 2005, for small business issuers (October 1, 2006 for the Company). Early adoption of FAS 123R is encouraged.


                  On June 7, 2005, FASB issued Statement No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements" ("SFAS No. 154"). SFAS No. 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS No. 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements. The Company does not believe adoption of SFAS No. 154 will have a material effect on its consolidated financial position, results of operations or cash flows.

         2. In June, 2005 the Emergency Issue Task Force (EITF), issued EITF 05-2 "The Meaning of "Conventional Convertible Debt Instrument" in Issue No. 00-19".

                  The Task Force concluded that that the exception to the requirements of paragraphs 12-33 of Issue 00-19 for "conventional convertible debt instruments" should be retained and, instruments that provide the holder with an option to convert into a fixed number of shares (or equivalent amount of cash at the discretion of the issuer) for which the ability to exercise the option is based on the passage of time or a contingent event should be considered "conventional" for purposes of applying Issue 00-19. The task force also reached the conclusion that convertible preferred stock with a mandatory redemption date may qualify for the exception included in paragraph 4 of Issue 00-19 if the economic characteristics indicate that the instrument is more akin to debt than equity.

         3. On September 15, 2005 Emergency Issue Task Force (EITF), issued EITF 05-4: " The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to Issue No. 00-19".The Task Force discussed (a) whether a registration rights penalty meets the definition of a derivative and (b) whether the registration rights agreement and the financial instrument to which it pertains should be considered as a combined freestanding instrument or as separate freestanding instruments. Additionally, some Task Force members expressed a preference for evaluating a liquidated damages provision based on the probable amount that the issuer would pay rather than the maximum amount. The Task Force was not asked to reach a consensus on this Issue. The Task Force asked the FASB staff to obtain additional information about how entities currently evaluate and account for registration rights agreements in practice. Additionally, the Task Force asked the FASB staff to analyze registration rights penalties in comparison with other penalties that do not meet the definition of a derivative.


NOTE 3: TRADING SECURITIES

                  Consist of mutual funds that primarily hold securities indexed to fluctuations in the U.S. dollar.

NOTE 4:  PREPAID EXPENSES AND OTHER CURRENT ASSETS

                                                          2005
                 PREPAID EXPENSES
                 D&O insurance                         $  23,919
                 Other Prepaid Insurance                     334
                                                       ---------
                 TOTAL                                 $  24,253
                                                       =========
                 OTHER CURRENT ASSETS
                 Loan to Matrix               (1)      $  25,000
                 Loan to Serapis              (2)         29,906
                                                       ---------
                 TOTAL                                 $  54,906
                                                       =========

         1. Other current assets consist of $25,000 advance payment to Matrix Pharma Inc. and Matrix Advanced Solutions Ltd. (Matrix) with whom the Company signed a term sheet. Said advance enabled the Company to obtain an option to an exclusive patent and know how license to Thrombin Inhibitor compounds (as described below). It was also agreed that Matrix shall return to the Company the advance in the event that a definitive agreement will not be signed before October 31, 2006. On January 4, 2006 a definitive agreement was signed as disclosed in details in note 18.

         2. On November 30, the Company signed an extension to the term sheet with Serapis Technologies Inc. and Serapis Biotech Ltd ( "Serapis"). The extension expires on May 31, 2006. As part of the extension, the Company was obligated to give Serapis a bridge loan of $29,906. According to the extension letter, if a definitive agreement is not signed within the extension period, the loan will be refunded to the Company, within two business days following the Company's written request. In order to secure the bridge loan, Serapis granted the Company a first priority charge on biological materials.( see also note
                  18).

NOTE 5: PROPERTY AND EQUIPMENT

         PROPERTY AND EQUIPMENT CONSIST OF THE FOLLOWING AT DECEMBER 31, 2005:

                                                  USEFUL LIFE     2005
                                                  -----------    -----

                  Computer Equipment & Hardware        3       $ 4,475
                  Office Furniture and Equipment       7         4,715
                  Leasehold Improvement                2         2,854
                  Website                              2         4,431
                                                               =======
                  TOTAL                                         16,475

                 ACCUMULATED DEPRECIATION:                      (1,228)
                                                               -------
                 PROPERTY AND EQUIPMENT, NET                   $15,247
                                                               =======

                 Depreciation expense totaled $1,228 in 2005.

NOTE 6: AVAILABLE FOR SALE SECURITIES

         Available for sale securities consist of Israeli's government bonds. This securities account is used as a security for the Subsidiary two year rent agreement (see note 14).

NOTE 7: DEBT FINANCING COSTS, NET

         Debt financing costs of $60,000 related to the debentures that The Company issued on November 18, 2005 are being amortized over the three years debentures term. During 2005, the Company expensed $2,283.

NOTE 8: ACCOUNTS PAYABLE

         As of December 31, 2005, accounts payable includes $37,397 that was incurred in the years 2001 and 2002. To the Company's knowledge no claims have been made against the Company with respect with those debts.

         In July 2005, the Company was informed by one of its vendors that it does not owe the vendor any monies. Accordingly, the Company wrote- off $100,000 of said account payable balance.

         The Company was also informed by another vendor that it does not owe the vendor any monies. Accordingly, the Company wrote- off $31,000 of said account payable balance.

NOTE 9: ACCRUED EXPENSES

         Accrued expenses are primarily comprised of $70,000 of accounting fees, $34,371 other advisory and vendors' expenses and $26,696 legal fees.

NOTE 10: LOANS PAYABLE

         The Company has a total of $69,647 and $84,379 of loan payable as of December 31, 2005 and 2004 respectively, which is due on demand and is non-interest bearing. In October 2005, the Company offered the lender the right to convert its loan into units according the terms the Company offered to investors under the terms of the last private placement. The conversion was not performed.

         As of March 2006, the rights in the loan were endorsed to another holder under the same terms.

NOTE 11: SUBORDINATED CONVERTIBLE REDEEMABLE DEBENTURES (2001 AND 2002)

         The subordinated convertible redeemable debentures were issued in the years 2001 and 2002, with a due date in May 2003. The original terms of the debentures included; 8% annual interest payments and entitlement to convert the interest and the principal amount to shares of common stock at a price equal to 70% of the lowest closing bid price.

         As of August, 2004, the rights in an aggregate amount of $119,200 of principal were endorsed by the prior debenture holder to a group of 9 investors in consideration for $30,000. None of the investors are affiliated with the Company; although one of the new investors is a company under the control of the prior debenture holder. When the debentures holders could convert the debentures according to its original terms, they had the right to convert the debentures to approximately 26% of the issued and outstanding shares of the Company.

         According to the terms of the modification executed between the Company and each of the 9 debenture holders in February and March 2005, the conversion price of the outstanding principal and accrued interest due under the debentures was modified to $0.008 per share.

         This modification was done in order to maintain the debentures holders' rights in the Company's capital that were significantly diluted as a result of a 1 for 1000 reverse stock split in August 2004 (and the market price of the Company's stock was not proportionately adjusted) and the issuances of shares in January 2005.

         During the three month period ended March 31, 2005, $30,227 was paid on the debentures in cash and the issuance of 1,800,000 shares of common stock. The balance of $104,800 was paid on April 8, 2005 with the issuance of 13,100,000 shares of common stock. As of said date, the debentures were fully paid.

         As detailed in note 2, the Company adjusted its financial reports in order to present a Beneficial Conversion Feature (BCF) charge regarding the issuance of the debentures in 2001 and 2002, according to generally accepted accounting principles in the U.S.

         As of December 31, 2005, these debentures were paid in full and are not reflected in the Company's balance sheet.

NOTE 12: DEBENTURES AND EMBEDDED DERIVATIVE INSTRUMENTS (2005)

         1. On November 18, 2005 the Company signed an agreement with 4 investors (together, the "Investors") to issue an aggregate of $750,000 as convertible debentures (the "Notes") due three years after issuance. The issuance is to be made in three installments, the first, in the amount of $250,000 was received upon signing the definitive investment agreements, the second in the amount of $250,000 upon the filing of a registration statement covering the shares underlying the Notes and the warrants referred to below, and the third in the amount of $250,000 upon the effectiveness of the registration statement.

                  The Notes bear interest at the rate of 8% per annum payable quarterly in cash. Interest on delay payments shall be 15% annually. No interest shall be due and payable for any month in which the Trading Price is greater than $0.1875 for each Trading Day of the month.

                  The Notes can be immediately convertible into shares of the Company's common stock. The conversion price will be equal to the lesser of: (i) $0.15 and (ii) the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 50%.

                  In addition, the Company issued to the Investors 333,334 warrants with an exercise price of $0.3 per share. The Company will issue to the investors an additional 333,333 warrants while receiving the second amount of $250,000 and 333,334 warrants while receiving the third amount of $250,000 upon the effectiveness of the registration statement. All the Company assets secured the debt.

                  According to the agreement, the Company was obligated to file, on or prior to thirty days from November 18, 2005, a registration statement, to register the shares of common stock underlying the Notes and warrants issued to the Investors. The Company has been delayed in its obligation and is currently in default. As a result, the Company will have to pay penalties at a rate of 2% of the outstanding amount of debentures for each month of delay. The penalties can be paid in cash or at the Company's option, in shares of Common Stock priced at the Conversion Price (as defined in the Notes) on such payment date. The Company announced the Debentures holders of the delay in filing.

                  At a default event the Holders of a majority of the aggregate principal amount of the outstanding Notes issued have got the option to ask for immediate due and payable and the Company shall pay to the Holders, an amount equal to the greater of
                  (i) 130% times the sum of the outstanding principal amount, plus accrued and unpaid interest on the unpaid principal amount, plus Default Interest, if any, and/or any other amounts owed to the Holders under the Registration Rights Agreement or (ii) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with the Trading Day immediately preceding the Mandatory Prepayment Date as the "Conversion Date" for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of. Because of the delay in filing the registration statement the Company is also in a delay in declaration of effectiveness by the Securities and Exchange Commission. The Company intends to file the registration statement at the beginning of April, 2006.

                  The Company applied the provisions of APB 14 and allocated the proceeds to the detachable warrants and the convertible notes based on their respective fair values. The Company further evaluated the convertible notes to determine if they contain derivatives that warrant bifurcation. The Company concluded that in accordance with EITF 05-2 the convertible debentures do not meet the definition of conventional convertible debt instruments for purposes of evaluating the existence of embedded derivatives under EITF 00-19. The Company further concluded that as a freestanding derivative, the embedded feature would not be classified as equity under EITF 00-19, and as such, determined that the embedded feature needs to be bifurcated from the host contract.

                  In addition, the Company determined that the liquidated damages clause contained in the registration rights agreement needs to be bifurcated as well. The clause requires the Company to pay 2% per month of the outstanding principal amount of the debentures, in cash, to the debenture holders in the event that a registration statement covering the shares underlying the convertible debentures is not declared effective within 120 days of the date the debentures were issued. The probability that in such occur the holders will announce on a default event is remote since the economical motivation to receive registrant shares.

                  The Company also determined that a contingent interest payment feature exists and needs to be bifurcated from the host instrument. That feature exempts the Company from having to pay the stated interest on the debentures if the stock price reaches a price of $0.1875.

                  In order to evaluate the embedded derivatives, the Company estimated the fair market values using the Binomial model and the Black - Scholes model.

                  Since the fair value of the embedded featured exceeded the value of the debt and because the Company is in default, the Company presented the excess derivative liability separate from the debentures. The Company also made an allowance of $29,597, to reflect the penalties it should pay because of not filing on time the registration statement as disclosed above.

                  The Company recorded the initial value of the detachable warrants at $20,691. Pursuant to EITF No. 00-19 and EITF No. 05-2, on the issuance date. The Company recorded a derivative liability for the fair value of those warrants since there is a possibility that the Company will be required to issue more shares then are authorized. The Company remeasured the warrants at December 31, 2005, and recorded the warrants as a derivative liability totaling $59,647 with the resulting increase of $38,956 recorded as a change in fair value of derivative instruments.

                  The following weighted average assumptions were used on the issuance date of the convertible debt instruments for purposes of determining the fair value of the freestanding warrants during 2005:

                                            November 18, 2005  December 31, 2005
                  Exercise price                    $0.3               $0.3
                  Expected dividend yield              0%                 0%
                  Expected volatility                317%               307%
                  Risk free interest rate              5%                 5%
                  Expected life of warrant        3 years            3 years

                  The Company concluded that the conversion option in the debt instrument embedded needs to be bifurcated from the host contract. Since the value of the features exceed the value of the debt instrument, and the Company is in a default, the Company decided to present the convertible instrument at its fair value. The Company remeasured the convertible debentures at December 31, 2005 and charged $542,015 as an adjustment to the fair value.

                  The Derivative Liability - convertible debentures and warrants detachable are presented together in amount of $ 860,567. As disclosed in Note 15B, The Company remeasured the class A and class B warrants that it issued during the year. As a result of the remeasurment, the Company recorded the Class A warrants at December 2005 at $1,096,059 and the class B at $1,160,769. As a result, the Company charged a derivative liabilities expense a $1,949,748.

                  The Company estimated the fair market value using the Binomial model and the Black-Scholes model. The following assumptions were used on the issuance dates of the convertible debt instruments for purposes of determining the fair value of the features:

                                             November 18, 2005        December 31, 2005
                   Exercise price            The lower of $0.15-50%   The lower of $0.15-  50%
                                             of the market price      of the market price
                   Expected dividend yield            0%                         0%
                   Expected volatility              317%                       307%
                   Risk free interest rate            5%                         5%
                   Expected life of warrant      3 years                      3 years

NOTE 13: REDEEMABLE CONVERTIBLE PREFERRED STOCK

         The redeemable convertible preferred stocks were issued prior to 2001. The shares may be converted to common shares at a rate of one-half common share for each preferred stock and are redeemable on February 21, 2002 at $50 per share. The shares are presented at their obligation amount of $232,400 associated with the redemption feature.

NOTE 14: COMMITMENTS AND CONTINGENCIES

         o RENT- the Subsidiary rents offices under a two year rent agreement. The monthly rent is $1,000 adjusted to the changes in the Israeli CPI. For executing the rent agreement the Subsidiary obtained a bank guarantee in amount of $5,431.

                  Rental expenses for the year 2005 were $5,826.

         o The Subsidiary vehicles are rented under operating leases agreements for three year periods. The monthly rent is $1,386.

         The following chart shows lease obligations for the coming 5 years including rental and vehicle leases:

                        YEAR             AMOUNT
                        2006            $ 28,632
                        2007              23,632
                        2008              16,632
                        2009                  --
                        2010                  --
                                        --------
                       Total            $ 68,896
                                        ========

NOTE 15: STOCKHOLDERS' EQUITY

A.       CAPITAL STOCK

         1. On May 13, 2004 by written consent from the Board of Directors and certain principal stockholders of the Company holding approximately 50.2% of the total issued and outstanding shares of Common Stock, adopting a resolution to amend the Company's Articles of Incorporation up to 50,000,000 shares of a new class of undesignated Preferred Stock ("Preferred Stock") which would allow the Board of Directors of the Company to issue, without further shareholder action, one or more series of Preferred Stock.

                  Also Resolved to authorize a one-for-thousand reverse stock split of the issued and outstanding shares of our Common Stock by changing each one-thousand shares into one share. No fractional share certificates or scrip were issued evidencing shares of Common Stock in connection with the reverse stock split. The Company issued 100 shares to stockholders who would otherwise be entitled to less than 100 shares as a result of the split. The reverse stock split was effective on September 7, 2004. All share and per share amounts in the accompanying financial statements have been restated to give effect to the stock split.

                  On January 21, 2005, the Company received in cash a gross amount equal in the aggregate to $ 37,370 and executed subscription agreements from 48 persons relating to the purchase of an aggregate of 37,369,500 shares of common stock at a per share purchase price of $0.001 per share.

                  As part of the effort the Company invests in raising funds to finance its business activity, the Company issued 1,850,000 units to investors through an ongoing private placement of units (the "Units") for $0.10 per Unit. Each Unit consists of one share of common stock, one Class A warrant giving the holder the right to purchase one share of stock at $1.00, which is exercisable for one year from the date of issuance, and one Class B warrant giving the holder the right to purchase one share of stock for $1.50, which is exercisable for 2 years from the date of issuance. The Company also issued 100,000 units as an issuance fee. The total consideration from the private placement was $685,000.

         2. In December 2005, the Company issued 5,000,000 units to investors through an ongoing private placement of units (the "Units") for $0.10 per Unit. Each Unit consists of one share of common stock, one Class A warrant giving the holder the right to purchase one share of stock at $1.00, which is exercisable for one year from the date of issuance, and one Class B warrant giving the holder the right to purchase one share of stock for $1.50, which is exercisable for 2 years from the Date of issuance. The total proceeds from this private placement were $500,000.

              B. WARRANTS

              A summary of the warrant activity for 2005 is as follows (there were no warrants outstanding in 2004):

                                                                             Weighted
                                                                 Shares      Average
                                                               Underlying    Exercise
                                                                Warrants       Price
                                                               ----------   ----------
                                                                                 $
Outstanding at January 1, 2005                                         --           --
   Granted                                                     14,233,332         1.23
   Forfeited                                                           --           --
                                                               ----------   ----------
Outstanding at December 31, 2005                               14,233,332         1.23
                                                               ==========   ==========
Warrants exercisable at December 31, 2005                      14,233,332         1.23
                                                               ==========   ==========

The weighted average grant date fair value of warrants
class A Granted equal to:                                                       *0.143
The weighted average grant date fair value of warrants
class B Granted equal to:                                                       *0.180
The weighted average grant date fair value of warrants
detachable the debentures :                                                     *0.277
    *The warrants were valued using the Black-Scholes model

           We used the following assumptions as for the grant date.

         o Warranted issued on August 2005 - dividend yield - 0%, interest rate - 3.5% and volatility - 111%.
         o Warrant issued on December 2005 - dividend yield - 0%, interest rate 5% and volatility - 317% and 314%.

         The  following  table  summarizes   information   concerning   warrants
         outstanding at December 31, 2005:

                                             NUMBER OUT             WEIGHTED
                                              STANDING              AVERAGE
                                                                 EXERCISE PRICE
                                                                         $
                                             6,950,000                     1
                                             6,950,000                   1.5
                                               333,332                   0.3
                                            14,233,332                  1.23

         As describe in note warrants as of November 18, 2005 and as of December
         31,  2005,   the  Company   presented  the  warrants  as  a  derivative
         liabilities according to EITF 00-19.

         The following assumptions were used in calculating the fair value.

         o As of November 18, 2005 - dividend yield - 0%, expected volatility - 317%, risk free interest rate - 5%.

         o As of December 31, 2005 - Dividend yield - 0%, expected volatility - 307%, risk
         o        Free interest rate - 5%.

                  As a result of the remeasurment, the Company recorded the Class A warrants at December 2005 at $1,096,059 and the class B at $1,160,769. As a result, the Company charge a derivative liabilities expense a $1,949,748.

              C. STOCK OPTIONS TO EMPLOYEES

              The company follows fair value accounting and the related provisions of SFAS No. 123R for all share based payment awards. The fair value of each option or warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model. The following is a summary of all stock options granted to employees. All option grants have been recorded as deferred compensation in stockholders equity due to the fact that they are not yet vested with an offsetting credit to additional paid in capital:


              On September 15, 2005, the board of directors resolved to adopt the 2005 Employees/Consultants/Directors Stock Compensation Plan (the "Plan"). In connection with the adoption of the Plan, the Company reserved 10,600,000 shares of common stock of the Company for the future exercise of options granted pursuant to the Plan. The Company decided to grant an aggregate of 5,318,893 stock options to its directors for future services.

                                                               WEIGHTED
                                                SHARES         AVERAGE
                                              UNDERLYING       EXERCISE
                                               OPTIONS          PRICE
                                                                  $
Outstanding at January 1, 2005                      --
Granted                                      5,318,893           0.1
Forfeited                                           --
                                             -----------------------
Outstanding at December 31, 2005             5,318,893           0.1
                                             =======================
Options exercisable at December 31, 2005            --
                                             =======================
The weighted average grant date fair
value of warrants
class A Granted equal to:                                       0.26
                                             =======================

                  Pursuant to the provisions of the Plan, the board of directors resolved on September 15, 2005 to grant options to purchase an aggregate of 5,318,893 shares of common stock of the Company, exercisable at a price of $0.10 per share. These options vest over the three year period commencing the first anniversary of the grant date as follows:

                  Shay Goldstein Chairman and the Chief Medical Officer - 2,659,446 Tamar Tzaban - Director and CFO - 2,127,557 Gilad Yoeli - Director - 265,945

                  Jean-Pierre Elisha Martinez - Director -265,945
                  The options grant was valued pursuant to SFAS 123R and totaled $1,384,111. Weighted average assumptions used by management were as follows:

                                    Dividend yield                       0%
                                    Expected volatility                111%
                                    Risk free interest rate            3.5%
                                    Expected life of opti           7 years

                  On January 10, 2006 the board of directors resolved to grant an aggregate of 370,192 stock options to its directors for future services exercisable at a price per share equal to 90% of the last transaction price quoted for such date by the NASDAQ system on the NASDAQ National Market as of the stock Option Agreement date, according to the plan . These options vest over the three year period commencing the first anniversary of the grant date as follows:

                  Gilad Yoeli - Director - 185,096
                  Jean-Pierre Elisha Martinez - Director -185,196

                  The total stock options granted to employees are 5,689,085.

                  The total stock options outstanding at December 31, 2005 are 5,318,893.

NOTE 16: OTHER INCOME AND EXPENSES

         1. Debt forgiveness income contains $81,132 from Cancellation of Indebtness. $131,300 of old debt that acquired in 2001 and 2002 were written off after receiving announcements from the vendors that the Company does not owe them any monies.

         2. Gain from Securities consist of unrealized gain of $4,041 and realize gain from trading securities of $4,960.

         The following table presents the Company's other expenses:

                                                             2005
Exchange rate loss                                       $   11,734
Interest expenses convertible debentures                      5,001
Amortization of debentures discount                           9,817
DERIVATIVE CONVERTIBLE LIABILITY EXPENSES
                                                         ----------
Derivative liability expenses (warrants)                  1,949,748
Derivative liability expenses (convertible debentures)      542,015
Derivative liability expenses (warrants debentures)          38,956
Penalties                                                    29,597
                                                         ----------
Total derivative liability expenses                      $2,560,316
                                                         ==========

         1. Interest expenses includes, $5,001 interest related to the debentures.

         2. As a result of the terms of debentures the Company issued, and because theoretically the debentures can be converted into number of shares that will exceed the company's authorized shares if the Company's market price will be reduced below
                  0.000569 (As of March 23, 2006 as reported on http://Bloomberg.com, the average bid and ask price was 0.25). The Company recorded a derivative liability expense of $1,949,748.

         3. Expenses related to the debentures issued on November 18, 2005 include $580,971 evaluation of the convertible debt at fair value.

         4. $29,597 penalties allowance. According to the debentures terms, the Company was obligated to file a registration statement on or prior to thirty days from November 18, 2005. To register the shares of common stock underlying the notes and warrants issued to the investors. The Company has been delayed in its obligation and is currently in default.

NOTE 17: TAXES ON INCOME

         The company accounts for income taxes under SFAS 109, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

         Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

         The income tax expense (benefit) differs from the amount computed by applying the U.S. federal income tax rate as follows:

                                                           2005          2004
Tax expenses (benefit) at the federal statutory rate   $(1,025,086)   $   (43,689)
Permanent differences                                      898,808
Foreign taxes, net of credits                                   --             --
Increase (decrease) in valuation allowance                 126,278         43,689
                                                       -----------    -----------
Tax expense (benefit)                                           --             --
                                                       ===========    ===========
The components of the deferred tax assets
are as follows

DEFERRED TAX ASSET:
Federal net operating loss  carry  forwards              1,494,354      1,368,076
  Valuation allowance                                   (1,494,354)    (1,368,076)
                                                       -----------    -----------
  Net deferred tax asset                               $        --    $        --
                                                       ===========    ===========

         As of December 31, 2005, the Company has net operating loss carry forwards of approximately $4,200,000, be available to offset future taxable income. If not used these carryforwards will expire through 2025 for the Company. For the Israeli subsidiary losses carryforwards have no expiration date. The deferred assets related to operating losses have been fully reserved at December 31, 2005 and 2004; since management believes that it is not more likely than not that the benefit of such losses will be returned. Further, such losses may be limited under internal revenue code section 382 that limits the use of losses in the event of certain ownership changes.

         The Israeli subsidiary is taxed in accordance with Israeli tax laws. Under the Income Tax (Inflationary Adjustments) Law, 1985, results for tax purposes are measured in real terms, in accordance with the changes in the Israeli consumer price index ("CPI"). The Israeli subsidiary is taxed under this law. Israeli taxes creditable under the U.S. foreign tax credit regime at such time that Israeli earninings are includible in U.S. taxable income. Accordingly, on a world - wide basis the maximum tax paid by the Company on Israeli subsidiary income is at 35% of such amounts.

NOTE 18: SUBSEQUENT EVENTS

         On January 4, 2006, the Company closed on the transaction contemplated by the Exclusive Patent and Know How License Option Agreement (the "Agreement") dated December 28, 2005 with Matrix Pharma Inc., a Delaware corporation ("Matrix"). Pursuant to the Agreement, the Company acquired from Matrix an option to purchase an exclusive, world-wide license in all of Matrix's intellectual property rights in its Thrombin inhibition compounds. The Registrant may exercise such option at any time until March 31, 2006 by written notice to Matrix. In consideration for the option, the Registrant paid Matrix a total of $60,000 which $25,000 was given as a loan on September 29, 2005. $30,000 of the Advance shall be returned to the Company if it decides not to exercise the option on grounds that its due diligence of Matrix reveals that certain patents relating to the matters subject to the license are likely to be invalid.

         Pursuant to the Agreement, the Company and Matrix agreed to jointly develop a research and development program for the development of products based on the Thrombin inhibition compounds and their approval by the federal Food and Drug and Administration.

         Upon execution of the option, the Company will pay Matrix up to $105,000 for the completion of the optimization stage of development. The Company is under no obligation to exercise the option or to commence the research and development program and may do so in its sole discretion. However, the Company shall not instruct Matrix to commence the research and development program unless the Company has first secured funds sufficient to fund at least the first two of the five stages contemplated. The Company estimates that it will have to invest about $3.5 million to complete the five stages of development, bringing a compound to the end of stage IIa.

         On March 30 2006 the Company and Matrix signed an amendment, extending the exercise date of the option to May 15, 2006. The amendment provides that until April 15 the Company will pay Matrix $15,000 in consideration for Matrix's agreement to extend the exercise date. Such amount will be deducted from the repayment of costs that the Company shall pay if it exercises the option.

         On March 23, 2006, the Company entered into a term sheet with Resdevco Ltd, a company incorporated under the laws of Israel ("Resdevco"). The term sheet sets forth the principal terms of a proposed agreement between the Company and Resdevco, pursuant to which Resdevco will grant the Company an exclusive, worldwide license in Resdevco's Antioxidant salicylate compounds.

         On March 27, 2006 the Company exercised its right that was given to it in a Letter Agreement dated December 1, 2005 to purchase certain biological materials from Serapis for a purchase price of $100,000 plus value added tax (VAT). The purchase price was paid by the forgiveness of $29,906 debt owed to the Company, and the balance to be paid by Serapis in 12 equal monthly payments, with the first payment on the signing date.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Certificate of Incorporation, as amended, incorporates certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. These provisions do not eliminate a director's duty of care. Moreover, the provisions do not apply to claims against a director for violations of certain laws, including federal securities laws.

         Our Certificate of Incorporation, as amended, also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the General Corporation Law of Delaware. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                $           574.79
Accounting fees and expenses                  5,000.00
Legal fees and expenses                      50,000.00
Miscellaneous                                10,000.00*
                                    ------------------
                        TOTAL       $        65,574.79
                                    ==================

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         On January 21, 2005, the Company received subscription agreements from 48 persons relating to the purchase of an aggregate of 36,979,500 shares of common stock at a per share purchase price of $0.001 per share. The issuance was done pursuant to Regulation S as an exemption from registration promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

         During the three months period ended September 30, 2005, the Company issued 1,950,000 units to investors through an ongoing private placement of units (the "Units") for $0.10 per Unit. Each Unit consists of one share of common stock, one Class A warrant giving the holder the right to purchase one share of stock at $1.00, which is exercisable for one year from the date of issuance, and one Class B warrant giving the holder the right to purchase one share of stock for $1.50, which is exercisable for 2 years from the date of issuance. The Company also issued 100,000 units as an issuance fee. The units are being offered and issued pursuant to Regulation S promulgated by the Securities and Exchange Commission.

         As described above, on November 18, 2005 the Company issued $250,000 of convertible debentures (the "Notes") due three years after issuance. The Notes bear interest at the rate of 8% per annum payable quarterly in cash. The Notes can be immediately convertible into shares of the Company's common stock. The conversion price will be equal to the lesser of: (i) $0.15 and (ii) the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the conversion date discounted by 50%. In addition, the Company will issue to the purchasers of the Notes 333,334 warrants with an exercise price of $0.3 per share. The Notes and Warrants were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

CONVERTIBLE DEBENTURE FINANCING

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on November 18, 2005 for the sale of (i) $750,000 in Callable Secured Convertible Notes and (ii) warrants to buy 1,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these Callable Secured Convertible Notes and warrants. The investors are obligated to provide us with an aggregate of $750,000 as follows:

         o        $250,000 was disbursed on November 18, 2005;

         o $250,000 will be disbursed within five days of the filing of this prospectus; and

         o $250,000 will be disbursed within five days of this prospectus being declared effective.

         Accordingly, we have received a total of $250,000 pursuant to the Securities Purchase Agreement. The funds from the sale of the Callable Secured Convertible Notes will be and are being used for business development purposes, business acquisitions, working capital needs, pre-payment of interest, payment of consulting and legal fees and borrowing repayment.

         The Callable Secured Convertible Notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.15 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the Callable Secured Convertible Notes is due upon default under the terms of Callable Secured Convertible Notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.30 per share. In addition, the conversion price of the Callable Secured Convertible Notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.30 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the Callable Secured Convertible Notes issued pursuant to the Securities Purchase Agreement, dated November 18, 2005.

         * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

Exhibit
Number            Description

3.1 Certificate of Incorporation (incorporated by reference to Registrant's Form 10-KSB for the fiscal year ending December 31, 2001, filed on April 17, 2002).
3.2 Certificate of Amendment of Certificate of Incorporation, dated January 1989 (incorporated by reference to Registrant's Form 10-KSB for the fiscal year ending December 31, 2001, filed on April 17, 2002).
3.3 Certificate of Amendment of Certificate of Incorporation, dated June 24, 1991 (incorporated by reference to Registrant's Form 10-KSB for the fiscal year ending December 31, 2001, filed on April 17, 2002).
3.4 Certificate of Amendment of Certificate of Incorporation, dated June 8, 2001 (incorporated by reference to Registrant's Form 10-KSB for the fiscal year ending December 31, 2001, filed on April 17, 2002).
3.5 Bylaws (incorporated by reference to Registrant's Form 10-KSB for the fiscal year ending December 31, 2001, filed on April 17, 2002).
5.1      Sichenzia  Ross  Friedman   Ference  LLP  Opinion  and  Consent  (filed
         herewith).
10.1     2005 Employees/Consultants/Directors Stock Compensation Plan
10.2 Form of Regulation S Subscription Agreement and Investment Representation (incorporated by reference to Exhibit 10.2 to the Registrant's current report on Form 8-K filed with the SEC on January 25, 2005).
10.3     Form of Subscription  Agreement  (incorporated  by reference to Exhibit
         10.8 to the Registrant's current report on Form 8-K filed with the SEC on July 8, 2005).
10.4     Form of Class A Warrant Agreement (incorporated by reference to Exhibit
         10.9 to the Registrant's current report on Form 8-K filed with the SEC on July 8, 2005).
10.5     Form of Class B Warrant Agreement (incorporated by reference to Exhibit
         10.10 to the Registrant's current report on Form 8-K filed with the SEC on July 8, 2005).
10.6 Term Sheet, dated July 5, 2005, among Safetek International, Inc., NanoDiagnostics, Inc., and Judith Seligman (incorporated by reference to Exhibit 10.11 to the Registrant's current report on Form 8-K filed with the SEC on July 8, 2005).
10.7 Securities Purchase Agreement dated November 18, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K filed with the SEC on November 28, 2005).
10.8 Form of Callable Secured Convertible Note dated November 18, 2005 (incorporated by reference to Exhibit 10.2 to the Registrant's current report on Form 8-K filed with the SEC on November 28, 2005).
10.9 Form of Stock Purchase Warrant dated November 18, 2005 (incorporated by reference to Exhibit 10.3 to the Registrant's current report on Form 8-K filed with the SEC on November 28, 2005).
10.10 Registration Rights Agreement dated November 18, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to Exhibit 10.4 to the Registrant's current report on Form 8-K filed with the SEC on November 28, 2005).

10.11 Security Agreement dated November 18, 2005by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to
         Exhibit 10.5 to the Registrant's current report on Form 8-K filed with the SEC on November 28, 2005).
10.12 Intellectual Property Security Agreement dated November 18, 2005 by and among the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (incorporated by reference to Exhibit 10.6 to the Registrant's current report on Form 8-K filed with the SEC on November 28, 2005).
10.13 Employment Agreement, dated May 31, 2005, between Dr. Shay Goldstein and Oriens Life Sciences (Israel), Ltd. (incorporated by reference to
         Exhibit 10.3 to the Registrant's current report on Form 8-K filed with the SEC on June 10, 2005).
10.14 Amendment to Employment Agreement, dated December 7, 2005, between Dr. Shay Goldstein and Oriens Life Sciences (Israel), Ltd. (incorporated by reference to Exhibit 10.7 to the Registrant's current report on Form 8-K filed with the SEC on December 14, 2005).
10.15 Consulting Agreement, dated June 7, 2005, between Tamar Tzaban-Nahomov and Oriens Life Sciences (Israel), Ltd. (incorporated by reference to
         Exhibit 10.4 to the Registrant's current report on Form 8-K filed with the SEC on June 10, 2005).
10.16 Employment Agreement, dated October 30, 2005, between Tamar Tzaban-Nahomov and Oriens Life Sciences (Israel), Ltd. (incorporated by reference to Exhibit 10.12 to the Registrant's current report on Form 8-K filed with the SEC on November 3, 2005).
10.17 Amendment to Employment Agreement, dated December 7, 2005, between Tamar Tzaban-Nahomov and Oriens Life Sciences (Israel), Ltd. (incorporated by reference to Exhibit 10.8 to the Registrant's current report on Form 8-K filed with the SEC on December 14, 2005). (incorporated by reference to Exhibit 10.10 to the Registrant's current report on Form 8-K filed with the SEC on January 5, 2006).
10.18 Employment Agreement, dated December 7, 2005, between Amnon Presler and Oriens Life Sciences (Israel), Ltd. (incorporated by reference to
         Exhibit 10.9 to the Registrant's current report on Form 8-K filed with the SEC on December 14, 2005).
10.19 Indemnity Agreement, dated June 7, 2005, between Dr. Shay Goldstein and Safetek International, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant's current report on Form 8-K filed with the SEC on June 10, 2005).
10.20 Indemnity Agreement, dated June 7, 2005, between Tamar Tzaban-Nahomov and Safetek International, Inc. (incorporated by reference to Exhibit
         10.6 to the Registrant's current report on Form 8-K filed with the SEC on June 10, 2005).
10.21 Indemnity Agreement, dated June 7, 2005, between Jean Pierre Elisha Martinez and Safetek International, Inc. (incorporated by reference to
         Exhibit 10.7 to the Registrant's current report on Form 8-K filed with the SEC on June 10, 2005).
10.22 Exclusive Patent and Know How License Option Agreement, dated December 28, 2005, between the Registrant and Matrix Pharma Inc. (incorporated by reference to Exhibit 10.10 to the Registrant's current report on Form 8-K filed with the SEC on January 5, 2006).
10.23 Research & Development Agreement, dated January 4, 2006, between the Registrant and Matrix Pharma Inc. (incorporated by reference to Exhibit
         10.11 to the Registrant's current report on Form 8-K filed with the SEC on January 5, 2006).
21.1     Subsidiaries of the Registrant.
23.1     Consent of Sherb & Co., LLP (filed herewith).
23.2     Consent of Sichenzia  Ross Friedman  Ference LLP  (contained in Exhibit
         5.1)

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in Tel Aviv, Israel, on May 9, 2006.

                                      SAFETEK INTERNATIONAL, INC.

                                      By: /s/  Amnon Presler
                                          ----------------------------------
                                          Amnon Presler
                                          Chief Executive Officer
                                          (Principal Executive Officer)

                                      By: /s/ Tamar Tzaban-Nahomov
                                          ----------------------------------
                                          Tamar Tzaban-Nahomov
                                          Chief Financial Officer
                                          (Principal Accounting Officer
                                           and Principal
                                          Financial Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amnon Presler his/her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated: Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                            TITLE               DATE
-------------------------------       -----------------------   ------------

/s/ Amnon Presler                     Chief Executive Officer   May 9, 2006
-------------------------------
Amnon Presler

/s/ Tamar Tzaban-Nahomov              Chief Financial Officer   May 9, 2006
-------------------------------         and Director
Tamar Tzaban-Nahomov

/s/ Shay Goldstein                    Chief Medical Officer     May 9, 2006
-------------------------------
Shay Goldstein

/s/ Jean-Pierre Elisha Martinez       Director                  May 9, 2006
-------------------------------
Jean-Pierre Elisha Martinez

/s/ Gilad Yoeli                       Director                  May 9, 2006
-------------------------------
Gilad Yoeli